UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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ELI LILLY AND COMPANY
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Notice of 2015 Annual Meeting of Shareholders and Proxy Statement

Your vote is important
Please vote by using the Internet, telephone, or by signing, dating, and returning the enclosed proxy card.

Notice of Annual Meeting of Shareholders

To the holders of Common Stock of Eli Lilly and Company:
The 2015 Annual Meeting of Shareholders of Eli Lilly and Company will be held as shown below:

●	WHEN:	11:00 a.m. EDT, Monday, May 4, 2015
●	WHERE:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285

●	ITEMS OF BUSINESS:	Election of the four directors listed in the proxy statement to serve three-year terms
Approval, by non-binding vote, of the compensation paid to the company's named executive officers
Ratification of Ernst & Young LLP as the principal independent auditors for 2015
●	WHO CAN VOTE:	Shareholders of record at the close of business on February 27, 2015
See the back page of this report for information regarding how to attend the meeting. Every shareholder vote is important. If you are unable to attend the meeting in person, please sign, date, and return your proxy and/or voting instructions by mail, telephone or through the Internet promptly so that a quorum may be represented at the meeting.
By order of the Board of Directors,
James B. Lootens
Secretary
March 23, 2015
Indianapolis, Indiana

Important notice regarding the availability of proxy materials for the shareholder meeting to be held May 4, 2015: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2014.pdf

Proxy Statement Overview

General Information

This overview highlights information contained elsewhere in this proxy statement. It does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.

Meeting:	Annual Meeting of Shareholders	Date:	May 4, 2015
Time:	11:00 a.m. EDT	Location:	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285
Record Date:	February 27, 2015
Items of Business:	Item 1: Election of the four directors listed in this proxy statement to serve three-year terms.
Item 2: Approval, by non-binding vote, of the compensation paid to the company's named executive officers.
Item 3: Ratification of Ernst & Young LLP as the principal independent auditors for 2015.

What Is New In This Year's Proxy Statement

Below is a summary of changes to our compensation programs in 2014:

In anticipation of significant revenue declines due to major product patent expirations, we took two significant compensation actions for 2014 in order to devote the resources necessary to launch three major new products, aggressively advance our pipeline of potential new medicines, and provide appropriate capital returns to our shareholders:

•	A freeze on salary increases for most employees, including executive officers; and

•	A one-time reduction of the company annual bonus payout.

Additionally, effective in 2014 we adopted a policy prohibiting all members of senior management (and outside directors) from pledging company shares (i.e., using them as collateral for a loan). This formalizes a practice that had already been in effect.

Highlights of 2014 Company Performance

The following provides a brief look at our 2014 performance in three dimensions: operating performance, innovation progress, and returns to shareholders. See our 2014 annual report on Form 10-K for more details.

Operating Performance
Last year was one of the most challenging years in our history – the final year in a multi-year period of patent expirations of several major products. In 2014, we experienced severe declines in revenue and net income due to the expiration of the U.S. patents for the blockbuster drugs Cymbalta® (our largest selling product) and Evista®. We partially offset these declines with growth in several other brands; new product launches in diabetes and oncology; growth in Japan, emerging markets, and our animal health business; and careful expense management. Performance highlights included:

•	2014 revenue of $19.6 billion declined 15 percent but slightly exceeded our business plan target

•
2014 earnings per share (EPS) declined 48 percent on a reported basis to $2.23, and declined 33 percent on a non-GAAP basis to $2.78. The non-GAAP EPS results slightly exceeded our business plan target.

•	Operating cash flows remained strong and exceeded our business plan target at $4.37 billion.

Innovation Progress
We made significant advances with our pipeline in 2014, including:

•	Approval and launch of three new products: Cyramza® for certain gastric and lung cancers, and Jardiance® and Trulicity™ for type 2 diabetes

•	Approval of our insulin glargine product for diabetes in Europe and Japan and tentative approval in the U.S.

•	Submission of necitumumab for squamous cell non-small cell lung cancer

•	Positive results in final-stage clinical trials for ixekizumab for psoriasis and baricitinib for rheumatoid arthritis.

Returns to Shareholders
We achieved strong total shareholder returns (share price appreciation plus dividends, reinvested quarterly) for the one-, three-, and five-year periods through year-end 2014, including a 40 percent increase in 2014. Our returns exceeded the peer group in two of those periods and exceeded the S&P 500 in all three periods:

Consistent with our commitment to returning excess cash to shareholders, we returned approximately $2.9 billion in cash to shareholders in 2014 in the form of dividends and share repurchases, and we announced a dividend increase commencing in the first quarter of 2015. In the past three years, we have returned $6.9 billion in cash to shareholders through dividends and share repurchases.

Governance (pages 8-26)

Item 1: Election of Directors (pages 8-25)

Name and principal occupation	Joined the Board	Age	Public boards	Management recommendation	Vote required to pass
Katherine Baicker, Ph.D.	2011	43	None	Vote FOR	Majority of votes cast
Professor of Health Economics - Harvard University

J. Erik Fyrwald	2005	55	None	Vote FOR	Majority of votes cast
President and CEO - Univar, Inc.
Ellen R. Marram	2002	68	Ford Motor Company	Vote FOR	Majority of votes cast
President - The Barnegat Group LLC			The New York Times Company
Jackson P. Tai	2013	64	The Bank of China, Limited	Vote FOR	Majority of votes cast
Former Vice Chairman and CEO - DBS Group Holdings and DBS Bank			MasterCard Incorporated
			Royal Philips NV

Our Corporate Governance Policies Reflect Best Practices

•	Our Board membership is marked by leadership, experience, and diversity.

•	All 13 of our nonemployee directors, and all Board committee members, are independent.

•	We have a strong, independent lead director role.

•	Our Board actively participates in company strategy and CEO/senior executive succession planning.

•	Our Board oversees compliance and enterprise risk management practices.

•	We have in place meaningful stock ownership requirements.

•	We have a majority voting standard and resignation policy for the election of directors.

Compensation (pages 28-52)

Item 2: Advisory Vote on Compensation Paid to Named Executive Officers (pages 28-29)

		Management recommendation	Vote required to pass
Item 2	Approve, by non-binding vote, compensation paid to the company's named executive officers.	Vote FOR	Majority of votes cast

Our Executive Compensation Programs Reflect Best Practices

•	We have had strong shareholder support of compensation practices: in 2014, over 98 percent of shares cast voted in favor of our executive compensation.

•	Our compensation programs are designed to align with shareholder interests and link pay to performance through a blend of short- and long-term performance measures.

•	Our Compensation Committee annually reviews compensation programs to ensure appropriate risk mitigation.

•	We have a broad compensation recovery policy that applies to all executives and covers a wide range of misconduct.

•	Our executives and senior management are prohibited from hedging or pledging their company stock.

•	Our executives are subject to robust stock ownership guidelines.

•	We do not have "top hat" retirement plans - supplemental plans are open to all employees and are limited to restoring benefits lost due to IRS limits on qualified plans.

•	We do not provide tax gross-ups to executive officers (except for limited gross-ups related to international assignments).

•	We have a very restrictive policy on perquisites.

•	Our severance plans related to change-in-control generally require a double trigger.

•	We do not have employment agreements with any of our executive officers.

Executive Compensation Summary for 2014
The total compensation paid to our named executive officers (the five officers whose compensation is disclosed in this proxy statement) for 2014 remained in the middle range of the company's peer group. Consistent with the pay freeze for most company employees for 2014, there were no salary increases for the named executive officers for 2014, and only our newest named executive officer received an increase in target equity compensation. Incentive compensation program payouts were aligned with the company's performance in 2014, as outlined below under "Pay for Performance."

Pay for Performance
As described more fully in the Compensation Disclosures and Analysis (CD&A) section, we link our incentive pay programs to a balanced mix of measures on three dimensions of company performance: (1) operating performance; (2) progress with our innovation pipeline; and (3) shareholder returns.

The summary information below highlights why the Compensation Committee believes our incentive pay programs are appropriately aligned with company performance. Please see the CD&A for details of how our three incentive pay programs work and how the payouts for 2014 were calculated.

2014 Annual Bonus Multiple
The company exceeded its annual bonus targets for revenue, adjusted non-GAAP EPS, and pipeline progress. However, in order to manage expenses in light of the severe impact of the patent expirations, the Compensation Committee reduced the bonus multiple by 0.25.

2014 Performance Award Multiple
We fell short of our adjusted non-GAAP EPS targets under our Performance Award program, which targets are based on expected EPS growth of peer companies over a two-year period.

2014 Shareholder Value Award Multiple
We significantly exceeded our stock price growth targets under our Shareholder Value Award program, which targets are based on expected large-cap company returns over a three-year period.

Audit Matters (pages 53-55)

Item 3: Proposal to Ratify Appointment of Independent Auditor (pages 53-55)

		Management recommendation	Vote required to pass
Item 3	Ratify the appointment of Ernst & Young LLP as the company's principal independent auditor for 2015.	Vote FOR	Majority of votes cast

Other Information (pages 56-58)

How to Vote in Advance of the Meeting
Even if you plan to attend the 2015 Annual Meeting in person, we encourage you to vote prior to the meeting via one of the methods described below. You can vote in advance via one of three ways:

8    Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET

)    Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE

*    Sign, date and return your proxy card/voting instruction form to vote BY MAIL

Further information on how to vote is provided at the end of the proxy statement under "Meeting and Voting Logistics".

Voting at our 2015 Annual Meeting
You may also opt to vote in person at the 2015 Annual Meeting, which will be held on Monday, May 4, 2015 at the Lilly Corporate Center, Indianapolis, IN 46285, at 11:00 a.m., local time. See the section entitled "Meeting and Voting Logistics" for more information.

Governance

Item 1. Election of Directors

Under the company’s articles of incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year. The term for directors elected this year will expire at the annual meeting of shareholders held in 2018. Each of the nominees listed below has agreed to serve that term. If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. The following sections provide information regarding our directors including their qualifications, the director nomination process, and compensation, among other topics.

Board Proposal on Item 1

The Board recommends that you vote FOR each of the following nominees:

•	Katherine Baicker, Ph.D.

•	J. Erik Fyrwald

•	Ellen R. Marram

•	Jackson P. Tai

Board Operations and Governance

Board of Directors

From left to right: Michael L. Eskew, Katherine Baicker, Jackson P. Tai, Karen N. Horn, Franklyn G. Prendergast, J. Erik Fyrwald, R. David Hoover, John C. Lechleiter, Douglas R. Oberhelman, Ellen R. Marram, Marschall S. Runge, William G. Kaelin, Jr., Kathi P. Seifert, Ralph Alvarez.

Each of our directors is elected to serve until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of directors to be elected at the annual meeting. Each nominee has agreed to serve on the Board of Directors if elected.

Director Biographies

Set forth below is information as of March 11, 2015, regarding the nominees for election, which has been confirmed by each of them for inclusion in this proxy statement. We have provided the most significant experiences, qualifications, attributes, or skills that led to the conclusion that each director or director nominee should serve as one of our directors in light of our business and structure. Full biographies for each of our directors are available on our website at http://www.lilly.com/about/board-of-directors/Pages/board-of-directors.aspx.

No family relationship exists among any of our director nominees or executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, sanctions, or injunctions that are material to the evaluation of the ability or integrity of any of our directors or nominees for director during the past 10 years.

Class of 2015

The following five directors’ terms will expire at this year’s annual meeting. Four of these directors are standing for reelection; Mr. Oberhelman is not seeking reelection. Upon the expiration of Mr. Oberhelman's term, the Board intends to reduce the size of the board until such time as it may identify and elect a new director to fill the position. See “Item 1. Election of Directors” below for more information.

Katherine Baicker, Ph.D., age 43, director since 2011
Board Committees: Audit; Public Policy and Compliance
Career Highlights		Industry Memberships
Harvard University School of Public Health, Department of Health Policy and Management		•	Commissioner of the Medicare Payment Advisory Commission
•	Professor of health economics (2007 - present)	•	Chair of the Group Insurance Commission of Massachusetts
•	C. Boyden Gray Professor and Acting Chair, department of health economics (2014 - present)	•	Panel of Health Advisers to the Congressional Budget Office
Council of Economic Advisers, Executive Office of the President		•	Editorial boards of Health Affairs; the Journal of Health Economics
•	Member (2005 - 2007)	•	Member of the Institute of Medicine
•	Senior Economist (2001 - 2002)
Qualifications: Dr. Baicker is a leading researcher in the fields of health economics, public economics, and labor economics. As a valued adviser to numerous health care-related commissions and committees, her expertise in health care policy and health care delivery is recognized by both academia and government.

J. Erik Fyrwald, age 55, director since 2005
Board Committees: Public Policy and Compliance (chair); Science and Technology
Career Highlights	E.I. duPont de Nemours and Company, a global chemical company
Univar, Inc., a leading distributor of industrial and specialty chemicals and provider of related services
	•	Group Vice President, agriculture and nutrition (2003 - 2008)
• President and Chief Executive Officer (2012 - present)
Nalco Company, a provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications	Other Board Service
	•	Non-profit boards: Society of Chemical Industry; Amsted Industries; The Chicago Public Education Fund; Field Museum of Chicago, Trustee
• Chairman and Chief Executive Officer (2008 - 2011)
Qualifications: Mr. Fyrwald has a strong record of operational and strategic leadership in three complex worldwide businesses with a focus on technology and innovation. He is an engineer by training and has CEO experience with Univar and Nalco.

Ellen R. Marram, age 68, director since 2002, Lead director since 2012
Board Committees: Compensation; Directors and Corporate Governance (chair)
Career Highlights	Other Board Service
The Barnegat Group LLC, provider of business advisory services	•	Public boards: Ford Motor Company, The New York Times Company
• President (2006 - present)	•	Prior public board service: Cadbury plc
North Castle Partners, LLC	•	Private boards: Newman's Own, Inc.
• Managing Director (2000 - 2006)	•	Non-profit boards: Wellesley College; Institute for the Future; New York-Presbyterian Hospital; Lincoln Center Theater; and Families and Work Institute
Tropicana Beverage Group
• President and Chief Executive Officer (1993 - 1998)
Nabisco Biscuit Company, a unit of Nabisco, Inc.
• President and Chief Executive Officer (1988 - 1993)
Qualifications: Ms. Marram is a former CEO with a strong marketing and consumer-brand background. Through her nonprofit and private company activities, she has a special focus and expertise in wellness and consumer health. Ms. Marram has extensive corporate governance experience through service on other public company boards in a variety of industries.

Douglas R. Oberhelman, age 62, director since 2008
Board Committees: Audit; Finance
Career Highlights		Other Board Service
Caterpillar Inc.		•	Public boards: Caterpillar Inc.
•	Chairman and Chief Executive Officer (2010 - present)	•	Prior public board service: Ameren Corporation
•	Group President (2001 - 2010)	•	Non-profit boards: Wetlands America Trust; Easter Seals Foundation of Central Illinois
•	Chief Financial Officer (1995 - 1998)
Memberships and Other Organizations
•	Business Roundtable, Executive Committee
•	Business Council
•	National Association of Manufacturers, Chairman
Qualifications: Mr. Oberhelman has a strong strategic and operational background as the CEO of Caterpillar, a leading manufacturing company with worldwide operations and a special focus on emerging markets. He is an audit committee financial expert as a result of his prior experience as CFO of Caterpillar and as a member and chairman of the audit committee of another U.S. public company.

Jackson P. Tai, age 64, director since 2013
Board Committees: Audit; Finance
Career Highlights		Other Board Service
DBS Group Holdings and DBS Bank (formerly the Development Bank of Singapore), one of the largest financial services groups in Asia		•	Public boards: The Bank of China Limited, MasterCard Incorporated, Royal Philips NV

•	Vice Chairman and Chief Executive Officer (2002-2007)	•	Prior board service: Singapore Airlines; NYSE Euronext; ING Groep NV; CapitaLand (Singapore); DBS Group Holdings and DBS Bank
•	President and Chief Operating Officer (2001-2002)
J.P. Morgan & Co. Incorporated, a leading global financial institution
•	25 year career in investment banking, including senior management responsibilities in New York, Tokyo and San Francisco

Qualifications:  Mr. Tai is a former CEO with extensive experience in international business and finance, and is an audit committee financial expert. He has deep expertise in the Asia-Pacific region, a key growth market for Lilly. He also has broad corporate governance experience from his service on public company boards in the U.S., Europe, and Asia.

Class of 2016

The following four directors are serving terms that expire May 2016.

Ralph Alvarez, age 59, director since 2009
Board Committees: Compensation; Science and Technology
Career Highlights	Other Board Service
Skylark Co., Ltd., a leading restaurant operator in Japan	•	Public boards: Skylark Co., Ltd.; Lowe's Companies, Inc.; Dunkin' Brands Group, Inc.; Realogy Holdings Corp.
• Executive Chairman (2013 - present)
McDonald's Corporation
• President and Chief Operating Officer (2006 - 2009)	•	Prior public board service: McDonald's Corporation; KeyCorp
Memberships and Other Organizations
• University of Miami: President's Council; School of Business Administration Board of Overseers; International Advisory Board
Qualifications: Through his senior executive positions at Skylark Co., Ltd. and McDonald’s Corporation, as well as with other global restaurant businesses, Mr. Alvarez has extensive experience in consumer marketing, global operations, international business, and strategic planning. His international experience includes a special focus on emerging markets.

R. David Hoover, age 69, director since 2009
Board Committees: Finance; Public Policy and Compliance
Career Highlights		Other Board Service
Ball Corporation, a provider of packaging products and other technologies and services to commercial and governmental customers		•	Public boards: Ball Corporation; Energizer Holdings, Inc.; Steelcase, Inc.

•	Chairman (2002 - 2013)	•	Non-profit boards: Boulder Community Hospital; Children's Hospital Colorado
•	President and Chief Executive Officer (2001 - 2010)
•	Chief Operating Officer (2000 - 2001)	•	Prior public board service: Irwin Financial Corporation; Qwest International, Inc.
•	Chief Financial Officer (1998 - 2000)
Memberships and Other Organizations
•	Board of Trustees of DePauw University
•	Indiana University Kelley School of Business, Dean's Council
Qualifications: Mr. Hoover has extensive CEO experience at Ball Corporation, with a strong record of leadership in operations and strategy. He has deep financial expertise as a result of his experience as CEO and CFO of Ball. He also has extensive corporate governance experience through his service on other public company boards.

Franklyn G. Prendergast, M.D., Ph.D., age 70, director since 1995
Board Committees: Public Policy and Compliance; Science and Technology
Career Highlights		Other Board Service
Mayo Medical School		•	Public boards: Cancer Genetics Incorporated
•	Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology (1986 - 2014)
•	Professor of Molecular Pharmacology and Experimental Therapeutics (1987 - 2014)
•	Mayo Clinic Center for Individualized Medicine, Director Emeritus (2006 - 2012)
Qualifications: Dr. Prendergast is a prominent medical clinician, researcher, and academician. He has extensive experience in senior-most administration at Mayo Clinic, a major medical institution, and as director of its renowned cancer center. He retired from Mayo at the end of 2014. He has special expertise in two critical areas for Lilly—oncology and personalized medicine. As a medical doctor, he brings an important practicing-physician perspective to the Board’s deliberations.

Kathi P. Seifert, age 65, director since 1995
Board Committees: Audit; Compensation
Career Highlights	Other Board Service
Kimberly-Clark Corporation, a global consumer products company	•	Public companies: Revlon Consumer Products Corporation; Lexmark International, Inc.
• Executive Vice President (1999 - 2004)
Katapult, LLC, a provider of pro bono mentoring and consulting services to non-profit organizations	•	Private boards: Appvion, Inc.
	•	Prior public board service: Supervalu Inc.; Appleton Papers, Inc.
• Chairman (2004 - present)
	•	Non-profit boards: Community Foundation for the Fox Valley Region; Fox Cities Building for the Arts; Fox Cities Chamber of Commerce

Qualifications: Ms. Seifert is a retired senior executive of Kimberly-Clark. She has strong expertise in consumer marketing and brand management, having led sales and marketing for several worldwide brands, with a special focus on consumer health. She has extensive corporate governance experience through her other board positions.

Class of 2017

The following five directors are serving terms that expire May 2017.

Michael L. Eskew, age 65, director since 2008
Board Committees: Audit (chair); Finance
Career Highlights		Other Board Service
United Parcel Service, Inc.		•	Public boards: 3M Corporation; IBM Corporation; Allstate Insurance Company
•	Chairman and Chief Executive Officer (2002 - 2007)
•	UPS Board of Directors (1998 - 2014)	•	Non-profit boards: Chairman of the board of trustees of The Annie E. Casey Foundation
•	Vice Chairman (2000 - 2002)
Qualifications: Mr. Eskew has CEO experience with UPS, where he established a record of success in managing complex worldwide operations, strategic planning, and building a strong consumer-brand focus. He is an Audit Committee financial expert, based on his CEO experience and his service on other U.S. company audit committees. He has extensive corporate governance experience through his service on the boards of other companies.

Karen N. Horn, Ph.D., Age 71, Director since 1987
Board Committees: Compensation (chair); Directors and Corporate Governance
Career Highlights	Other Board Service
Brock Capital Group, a provider of financial advising and consulting services	•	Public boards: T. Rowe Price Mutual Funds; Simon Property Group, Inc.; Norfolk Southern Corporation
• Senior Managing Director (2004 - present)	•	Prior public board service: Fannie Mae; Georgia-Pacific Corporation
Marsh, Inc., a global provider of risk and insurance services
• President, Private Client Services and Managing Director (1999 - 2003)	•	Non-profit boards: The National Bureau of Economic Research; The Florence Griswold Museum
Bank One, Cleveland, N.A.
• Chairman and chief executive officer (1982 - 1987)
Qualifications: Ms. Horn is a former CEO with extensive experience in various segments of the financial industry, including banking and financial services. Through her for-profit and her public-private partnership work, she has significant experience in international economics and finance. Ms. Horn has extensive corporate governance experience through service on other public company boards in a variety of industries.

William G. Kaelin, Jr., M.D., age 57, director since 2012
Board Committees: Finance; Science and Technology
Career Highlights		Industry Memberships
Dana-Farber/Harvard Cancer Center		•	Institute of Medicine; National Academy of Sciences; Association of American Physicians; American Society of Clinical Investigation
•	Professor of Medicine (2002 - present)
•	Associate director, Basic Science (2009 - present)	Honors
		•	Canada Gairdner International Award
		•	Lefoulon-Delalande Prize - Institute of France
Qualifications: Dr. Kaelin is a prominent medical researcher and academician. He has extensive experience at Harvard Medical School, a major medical institution, as well as special expertise in oncology—a key component of Lilly's business. He also has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research.

John C. Lechleiter, Ph.D., age 61, director since 2005
Board Committees: none
Career Highlights	Industry Memberships
Eli Lilly and Company	•	American Chemical Society; Business Roundtable; Pharmaceutical Research and Manufacturers of America; U.S. - Japan Business Council, chairman
• President and CEO (2008 - present)
• Chairman of the Board (2009 - present)
Honors	Other Board Service
• Honorary doctorates: Marian University, University of Indianapolis, the National University of Ireland, Indiana University, and Franklin College	•	Public boards: Ford Motor Company; Nike, Inc.
	•	Non-profit boards: United Way Worldwide, chairman; Life Sciences Foundation; and the Central Indiana Corporate Partnership
Qualifications: Dr. Lechleiter is our chairman, president, and chief executive officer. A Ph.D. chemist by training, Dr. Lechleiter has over 35 years of experience with the company in a variety of roles of increasing responsibility in research and development, sales and marketing, and corporate administration. As a result, he has a deep understanding of pharmaceutical research and development, sales and marketing, strategy, and operations. He also has significant corporate governance experience through service on other public company boards.

Marschall S. Runge, M.D., Ph.D., age 60, director since 2013
Board Committees: Science and Technology; Public Policy and Compliance
Career Highlights		Industry Memberships
University of Michigan		•	Experimental Cardiovascular Sciences Study Section of the National Institutes of Health
•	Executive Vice President for Medical Affairs (since March 2015)
University of North Carolina, School of Medicine
•	Executive Dean (2010 - 2015); Chair of the Department of Medicine (2000 - 2015)
•	Principal Investigator and Director of the North Carolina Translational and Clinical Sciences Institute
Qualifications: Dr. Runge brings the unique perspective of a practicing physician who has a broad background in health care, clinical research, and academia. He has extensive experience as a practicing cardiologist, and has deep expertise in biomedical research and clinical trial design.

Director Qualifications and Nomination Process

Director Qualifications
The Board assesses Board candidates by considering the following:

Experience: Our directors are responsible for overseeing the company's business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experience. The Board, in conjunction with the Directors and Corporate Governance Committee, has selected a well-rounded board with a balance of relevant perspectives and experience, including CEO, global business, science and medicine, and government/policy or other health care experience. The following chart highlights the mix of relevant skills and experiences of our directors.

CEO Experience:			7
Financial Expertise:		6
Relevant Scientific/Academic Expertise:		6
Healthcare Experience:	4
Operational/Strategic Expertise:			7
International Experience:		6
Marketing and Sales Expertise:	4
Gender/Ethnic Diversity:			7

As the following chart demonstrates, our director composition also reflects a mix of tenure on the Board, which provides an effective balance of historical perspective and an understanding of the evolution of our business with fresh perspectives and insights.

2 Years Tenure or Less:	2
3-5 Years:		4
6-10 Years:		4
More than 10 Years:		4

Diversity: The Board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, and experiences. Although the Board does not establish specific diversity goals or have a stand-alone diversity policy, the Board's overall diversity is a significant consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's directors range in age from 43 to 71, and include four women and three ethnically diverse members.

Character: Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, independence, a collaborative spirit, and commitment to the company, our shareholders, and other constituencies.

Director Nomination Process
The Board delegates the director screening process to the Directors and Corporate Governance Committee, which receives input from other Board members. Potential directors are identified from several sources, including executive search firms retained by the committee, incumbent directors, management, and shareholders.

The committee employs the same process for evaluating all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or the search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors for direct discussions to determine the mutual levels of interest in pursuing the candidacy. If these discussions are favorable, the committee makes a final recommendation to the board to nominate the candidate for election by the shareholders (or to select the candidate to fill a vacancy, as applicable).

The Directors and Corporate Governance Committee performs an annual assessment of the overall composition and skills of the Board in order to ensure that the Board and management are actively engaged in succession planning for directors, and that our Board reflects the appropriate viewpoints and expertise necessary to support our complex and evolving business. The results of this assessment inform the Board's recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates. Based on this assessment, the committee has recommended that the four directors in the 2015 class who are standing for election be re-elected at the 2015 annual meeting.

Director Compensation

Director compensation is reviewed and approved annually by the Board, on the recommendation of the Directors and Corporate Governance Committee. Directors who are employees receive no additional compensation for serving on the Board.

Cash Compensation
In 2014, nonemployee directors received an annual retainer of $100,000 (payable in monthly installments). In addition, certain Board roles received additional annual retainers:

Lead director: $30,000

Committee chairs: $12,000 ($18,000 for Audit Committee chair; $15,000 for Science and Technology Committee chair)

Audit Committee/Science and Technology Committee members (including the chair): $3,000

Directors are reimbursed for customary and usual travel expenses. Directors may also receive additional cash compensation for serving on ad hoc committees that may be assembled from time-to-time.

Stock Compensation
Directors should hold meaningful equity ownership positions in the company; accordingly, a significant portion of director compensation is in the form of Lilly stock. Directors are required to hold Lilly stock, directly or through company plans, valued at not less than five times their annual cash retainer; new directors are allowed five years to reach this ownership level.

Nonemployee directors receive $145,000 of stock compensation, deposited annually in a deferred stock account in the Lilly Directors’ Deferral Plan (as described below), payable after service on the Board has ended.

Lilly Directors’ Deferral Plan: allows nonemployee directors to defer receipt of all or part of their cash compensation until after their service on the Board has ended. Each director can choose to invest the funds in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. In addition, the annual stock compensation award as noted above is credited to this account. The number of shares credited is calculated by dividing the $145,000 annual compensation figure by the closing stock price on a pre-set annual date. Funds in this account are credited as hypothetical shares of company stock based on the market price of the stock at the time the compensation would otherwise have been earned. Hypothetical dividends are “reinvested” in additional shares based on the market price of the stock on the date dividends are paid. Actual shares are issued after the director ends his or her service on the Board.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code). The aggregate amount of interest that accrued in 2014 for the participating directors was $178,000, at a rate of 3.92 percent. The rate for 2015 is 3.24 percent.

Both accounts may be paid in a lump sum or in annual installments for up to 10 years, beginning the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

2014 Compensation for Nonemployee Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	All Other Compensation and Payments ($)[2]		Total ($) [3]
Mr. Alvarez	$103,000	$145,000	$0		$248,000
Dr. Baicker	$103,000	$145,000	$0		$248,000
Sir Winfried Bischoff (retired)	$46,667	$60,417	$16,712	[4]	$123,796
Mr. Eskew	$121,000	$145,000	$5,250		$271,250
Mr. Fyrwald	$115,000	$145,000	$30,000		$290,000
Dr. Gilman (retired)	$49,167	$60,417	$28,576		$138,160
Mr. Hoover	$109,000	$145,000	$30,000		$284,000
Ms. Horn	$112,000	$145,000	$4,700		$261,700
Dr. Kaelin	$113,000	$145,000	$17,100		$275,100
Ms. Marram	$142,000	$145,000	$30,000		$317,000
Mr. Oberhelman	$103,000	$145,000	$30,000		$278,000
Dr. Prendergast	$103,000	$145,000	$0		$248,000
Dr. Runge	$113,500	$145,000	$0		$258,500
Ms. Seifert	$103,000	$145,000	$13,881		$261,881
Mr. Tai	$113,500	$145,000	$30,000		$288,500

[1]
Each nonemployee director received an award of stock valued at $145,000 (approximately 2,155 shares), except Sir Winfried Bischoff and Dr. Gilman, who retired from the board in May and received a pro-rated award for a partial year of service. This stock award and all prior stock awards are fully vested; however, the shares are not issued until the director ends his or her service on the Board, as described above under “Lilly Directors’ Deferral Plan.” The column shows the grant date fair value for each director’s stock award. Aggregate outstanding stock awards are shown in the “Common Stock Ownership by Directors and Executive Officers” table in the “Stock Units Not Distributable Within 60 Days” column.

[2]
This column consists of amounts donated by the Eli Lilly and Company Foundation, Inc. ("Foundation") under its matching gift program, which is generally available to U.S. employees as well as the outside directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities, up to a maximum of $30,000 per year for each individual. The Foundation matched these donations via payments made directly to the recipient charity.

[3]	Directors do not participate in a company pension plan or non-equity incentive plan.

4 For Sir Winfried Bischoff, this column includes $16,712 for expenses for his spouse to travel to and participate in board functions that included spouse participation.

2015 Director Compensation
For 2015, the following changes have been made to director compensation, representing the first increase in director pay since 2011:

•	Annual retainer increased to $110,000

•	Annual committee retainer of $3,000 adopted for Compensation, Directors and Corporate Governance, Finance, and Public Policy and Compliance Committee members (including the chairs)

•	Annual committee retainers for Audit and Science and Technology Committee members (including the chairs) increased to $6,000 (a $3,000 increase).

Director Independence

The Board annually determines the independence of directors based on a review by the Directors and
Corporate Governance Committee. No director is considered independent unless the Board has determined that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards, except that the “look-back period” for determining whether a director’s prior relationship(s) with the company impairs independence is extended from three to four years.
The company's process for determining director independence is set forth in our Standards for Director Independence which can be found on our website at http://www.lilly.com/about/corporate-governance/Pages/guidelines.aspx along with our Corporate Governance Guidelines.
On the recommendation of the Directors and Corporate Governance Committee, the Board determined that all 13 nonemployee directors are independent, and that the members of each committee also meet our independence standards. The Board determined that none of the 13 nonemployee directors has had during the last four years (i) any of the relationships referenced above or (ii) any other material relationship with the company that would compromise his or her independence. The table that follows includes a description of categories or types of transactions, relationships, or arrangements the Board considered in reaching its determinations.

Director	Organization	Type of Organization	Relationship to Organization	Primary Type of Transaction / Relationship / Arrangement	2014 Aggregate Magnitude of Organization's Revenue
K. Baicker	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
J. E. Fyrwald	Univar, Inc.	For-profit Corporation	Executive Officer	Purchases of products	Less than 0.1 percent
W. G. Kaelin, Jr.	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
	Brigham and Women's Hospital	Health Care Institution	Employee	Research grants	Less than 1 percent
	Dana-Farber Cancer Institute	Health Care Institution	Employee	Research grants	Less than 1 percent
F. G. Prendergast	Mayo Clinic and Mayo Medical School	Health Care and Educational Institution	Employee	Research grants	Less than 0.1 percent
	Mayo Foundation	Charitable Organization	Employee of affiliated Mayo Clinic and Mayo Medical School	Contributions	Less than 0.1 percent
M. S. Runge	University of North Carolina Medical School	Educational Institution	Executive Officer	Research grants	Less than 0.1 percent
All of the transactions described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms. Aggregate payments to each of the relevant organizations, in each of the last four fiscal years, did not exceed the greater of $1 million or 2 percent of that organization's consolidated gross revenues in a single fiscal year for the relevant four-year period. No director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.

Committees of the Board of Directors

The duties and membership of the six Board-appointed committees are described below. All committee members are independent as defined in the NYSE listing requirements, and the members of the Audit and Compensation Committees each meet the additional independence requirements applicable to them as members of those committees.

Committee membership and selection of committee chairs are recommended to the Board by the Directors and Corporate Governance Committee after consulting the chairman of the Board and after considering the backgrounds, skills, and desires of the Board members. The Board has no set policy for rotation of committee members or chairs but annually reviews committee memberships and chair positions, seeking the best blend of continuity and fresh perspectives.

The chair of each committee determines the frequency and agenda of committee meetings. The Audit, Compensation, and Public Policy and Compliance Committees meet alone in executive session on a regular basis; all other committees meet in executive session as needed.

All six committee charters are available online at http://investor.lilly.com/governance.cfm, or upon request to the company's corporate secretary.

Audit Committee

Assists the Board of Directors in fulfilling its oversight responsibilities by monitoring:

•	The integrity of financial information which will be provided to the shareholders and others;

•	The systems of internal controls and disclosure controls which management has established;

•	The performance of internal and independent audit functions; and

•	The company's compliance with legal and regulatory requirements.

The committee has sole authority to appoint or replace the independent auditor, subject to shareholder ratification.

The Board of Directors has determined that Mr. Eskew, Mr. Oberhelman, and Mr. Tai are Audit Committee financial experts, as defined in the SEC rules.

Compensation Committee

•Oversees the company’s global compensation philosophy and policies;
•Establishes the compensation of our chief executive officer and other executive officers;

•	Acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive compensation programs; and

•	Reviews succession plans for the CEO and other senior leadership positions.

None of the Compensation Committee members:
•Has ever been an officer or employee of the company

•
Is or has been a participant in a related-person transaction with the company (see “Review and Approval of Transactions with Related Persons” for a description of our policy on related-person transactions).

None of our Board members or Compensation Committee members is an executive officer of another entity at which one of our executive officers serves on the Board of Directors or Compensation Committee of the Board.

Directors and Corporate Governance Committee

•	Recommends to the Board candidates for membership on the Board and Board committees and for lead director; and

•	Oversees matters of corporate governance, including Board performance, director independence and compensation, and the corporate governance guidelines.

Finance Committee

Reviews and makes recommendations to the Board regarding financial matters, including:

•	Capital structure and strategies;

•	Dividends;

•	Stock repurchases;

•	Capital expenditures;

•	Investments, financings and borrowings;

•	Financial risk management; and

•	Significant business-development opportunities.

Public Policy and Compliance Committee

•
Oversees the processes by which the company conducts its business so that the company will do so in a manner that complies with laws and regulations and reflects the highest standards of integrity; and

•	Reviews and makes recommendations regarding policies, practices, and procedures of the company that relate to public policy and social, political, and economic issues.

Science and Technology Committee

•	Reviews and makes recommendations regarding the company’s strategic research goals and objectives;

•	Reviews new developments, technologies, and trends in pharmaceutical research and development;

•	Reviews the progress of the company's new product pipeline;

•	Reviews the scientific aspects of significant business development opportunities; and

•	Oversees matters of scientific and medical integrity and risk management.

Membership and Meetings of the Board and Its Committees

In 2014, each director attended at least 80 percent of the total number of meetings of the Board and the committees on which he or she serves. In addition, all Board members are expected to attend the annual meeting of shareholders, and all the directors attended in 2014. Current committee membership and the number of meetings of the Board and each committee in 2014 are shown in the table below.

Name	Board	Audit	Compensation	Directors and Corporate Governance	Finance	Public Policy and Compliance	Science and Technology
Mr. Alvarez	Member		Member				Member
Dr. Baicker	Member	Member				Member
Mr. Eskew	Member	Chair		Member	Member
Mr. Fyrwald	Member					Chair	Member
Mr. Hoover	Member				Chair	Member
Ms. Horn	Member		Chair	Member
Dr. Kaelin	Member				Member		Chair
Dr. Lechleiter	Chair
Ms. Marram	Lead Director		Member	Chair
Mr. Oberhelman	Member	Member			Member
Dr. Prendergast	Member					Member	Member
Dr. Runge	Member					Member	Member
Ms. Seifert	Member	Member	Member
Mr. Tai	Member	Member			Member
Number of 2014 Meetings	9	11	7	4	11	6	7

Board Oversight of Compliance and Risk Management

The Board, together with the Audit and Public Policy and Compliance Committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity.

The company also has an enterprise risk management program overseen by its chief ethics and compliance officer/senior vice president of enterprise risk management, who reports directly to the CEO. Enterprise risks are identified and prioritized by management, and the top priorities are assigned to a Board committee or full Board for oversight. Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a joint meeting of the Audit and Public Policy and Compliance Committees, and enterprise risks are also addressed in periodic business unit reviews and at the annual board and senior management strategy session.

Code of Ethics

The board approves the company's code of ethics, which is set out in:

The Red Book: a comprehensive code of ethical and legal business conduct applicable to all employees worldwide and to our Board of Directors. The Red Book is reviewed and approved annually by the Board.

Code of Ethical Conduct for Lilly Financial Management: a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

Both documents are available online at: http://www.lilly.com/about/business-practices/ethics-compliance, or upon request to the company's corporate secretary.

Highlights of the Company’s Corporate Governance

The company is committed to good corporate governance, which promotes the long-term interest of shareholders and other company stakeholders, builds confidence in our company leadership, and strengthens accountability for the Board and company management. The board has adopted corporate governance guidelines that set forth basic principles of corporate governance by which the company operates. The section that follows outlines a few key elements of the guidelines and other governance matters. Investors can learn more by reviewing the full corporate governance guidelines document, which is available online at http://investor.lilly.com/governance.cfm or upon request to the company’s corporate secretary.

Role of the Board

The directors are elected by the shareholders to oversee the actions and results of the company’s management. The Board exercises oversight over a broad range of areas, but the Board's key responsibilities include:

•	Providing general oversight of the business;

•	Approving corporate strategy;

•	Approving major management initiatives;

•	Selecting, compensating, evaluating, and, when necessary, replacing the chief executive officer, and compensating other senior executives;

•	Ensuring that an effective succession plan is in place for all senior executives;

•	Overseeing the company’s ethics and compliance program and management of significant business risks; and

•	Nominating, compensating, and evaluating directors.

Board Composition and Requirements

Mix of Independent Directors and Officer-Directors
There should always be a substantial majority (75 percent or more) of independent directors. The CEO should be a Board member.

Voting for Directors
In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a majority of the votes cast will tender his or her resignation. The Board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the Board's decision, including, if applicable, the reasons why the Board rejected the resignation.

Director Tenure and Retirement Policy
The company has in place policies for director tenure and retirement, which include the limitation that non-employee directors must retire no later than the date of the annual meeting that follows their seventy-second birthday. The Directors and Corporate Governance Committee, with input from all Board members, also considers the contributions of the individual directors at least every three years when considering whether to nominate the director to a new three-year term.

Other Board Service
No director may serve on more than three other public company boards. The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director's effectiveness on the Lilly Board.

Board Confidentiality Policy
The Board has adopted a Confidentiality Policy, applicable to all current and future members of the Board.

The Policy prohibits a director from sharing confidential information obtained in his or her role as director with any outside party except under limited circumstances where the director is seeking legal advice or is required to disclose information by order of law. The Confidentiality Policy can be viewed on the company's website here: http://www.lilly.com/about/corporate-governance/Pages/corporate-governance.aspx.

Leadership Structure; Oversight of Chairman, CEO, and Senior Management

Leadership Structure
The Board currently believes that combining the role of chairman of the board and the CEO, coupled with a strong lead director position, is the most efficient and effective leadership model for the company, fostering clear accountability, effective decision-making, and alignment on corporate strategy. The Board periodically reviews its leadership structure and developments in the area of corporate governance in order to ensure that the company's approach continues to strike the appropriate balance for the company and our stakeholders.

Board Independence
The Board has put in place a number of governance practices to ensure effective independent oversight, including:

•Executive sessions of the independent directors: held after every regular board meeting.

•
Annual performance evaluation of the chairman and CEO: conducted by the independent directors, the results of which are reviewed with the chief executive officer and considered by Compensation Committee in establishing the CEO’s compensation for the next year.

•A strong, independent, clearly defined lead director: The lead director's responsibilities include:

◦	Leading the Board’s processes for selecting and evaluating the CEO;

◦	Presiding at all meetings of the Board at which the chairman is not present;

◦	Serving as a liaison between the chairman and the independent directors;

◦	If requested by major shareholders, ensures that she is available for consultation and direct communication;

◦	Approving meeting agendas and schedules and generally approving information sent to the Board;

◦	Conducting executive sessions of the independent directors; and

◦	Overseeing the independent directors' annual performance evaluation of the chairman and CEO.

The lead director also has authority to call meetings of the independent directors and to retain advisers for the independent directors.

The lead director is appointed annually by the Board. Currently Ms. Marram is the lead director.

•
Director access to management and independent advisors: Independent directors have direct access to members of management whenever they deem it necessary; and the company's executive officers attend part of each regularly scheduled Board meeting. The independent directors and all committees are also free to retain their own independent advisors, at company expense, whenever they feel it would be desirable to do so.

CEO Succession Planning
The Compensation Committee, Board and CEO annually review the company's succession plans for the CEO and other key senior leadership positions. During these reviews, the CEO and independent directors discuss future candidates for the CEO and other senior leadership positions, succession timing, and development plans for the highest-potential candidates. The company ensures that the directors have multiple opportunities to interact with the company's top leadership talent in both formal and informal settings in order to allow them to most effectively assess the candidates' qualifications and capabilities.

The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.

Board Education and Annual Performance Assessment

The company engages in a comprehensive orientation process for incoming new directors. Directors also receive ongoing continuing educational sessions on areas of particular relevance or importance to our company and we hold periodic mandatory training sessions for the Audit Committee.

Additionally, the Directors and Corporate Governance Committee conducts an annual assessment of the Board's performance, Board committee performance, and all Board processes based on input from all directors.

Conflicts of Interest and Transactions with Related Persons

Conflicts of Interest
Directors must disclose to the company all relationships that create a conflict or an appearance of a conflict. The Board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested. A director may be excused from discussions on the issue, as appropriate.

Review and Approval of Transactions with Related Persons
The board has adopted a policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (directors and executive officers, their immediate family members, or shareholders of 5 percent or greater of the company’s outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy: Related-person transactions must be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the company. In considering the transaction, the Board or committee will consider all relevant factors, including:

•	The company’s business rationale for entering into the transaction;

•	The alternatives to entering into a related-person transaction;

•	Whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally;

•	The potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and

•	The overall fairness of the transaction to the company.

The Board or relevant committee will periodically monitor the transaction to ensure there are no changed circumstances that would render it advisable to amend or terminate the transaction.

Procedures:

•
Management or the affected director or executive officer will bring the matter to the attention of the chairman, the lead director, the chair of the Directors and Corporate Governance Committee, or the secretary.

•
The chairman and the lead director shall jointly determine (or, if either is involved in the transaction, the other shall determine) whether the matter should be considered by the Board or by one of its existing committees.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board or relevant committee will review the transaction annually to determine whether it continues to be in the company’s best interests.

The Directors and Corporate Governance Committee has approved the following employment relationships which are considered related-party transactions under the SEC rules.

We have three current employees who are relatives of executive officers. Dr. John Bamforth, vice president, chief marketing officer, Lilly Bio-Medicines, is the spouse of Dr. Susan Mahony, an executive officer. Myles O’Neill, senior vice president, global drug products, is the spouse of Dr. Fionnuala Walsh, an executive officer. Finally, Andrew Lechleiter, associate brand manager, global marketing, is the son of Dr. Lechleiter. For 2014, these three employees received compensation, including cash compensation, and in the case of Dr. Bamforth and Mr. O'Neill, equity grants, of between $120,000 and $1.1 million.

All three individuals participate in the company’s benefit programs generally available to U.S. employees. Their compensation is consistent with the compensation paid to other employees at their levels and with the Company's overall compensation principles based on their years of experience, performance, and positions within the company.

Communication with the Board of Directors

You may send written communications to one or more members of the Board, addressed to:
Board of Directors
Eli Lilly and Company
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

Shareholder Engagement on Governance Issues

Each year, the company engages large shareholders and other key constituents to discuss key areas of interest or concern related to corporate governance, as well as any specific issues for the coming proxy season. In 2014, we spoke with a number of our largest investors. Issues discussed included shareholders' perspectives regarding a potential management proposal to eliminate the company's classified board and supermajority voting requirements and the company's overall approach towards executive compensation, among other topics. The overall tone from these conversations was positive and the investors with whom we spoke were generally supportive of our overall compensation and governance policies. We have shared the feedback we received from these conversations with our Compensation Committee and with our Directors and Corporate Governance Committee, and we are committed to continuing to engage with our investors to ensure their diverse perspectives are thoughtfully considered.

Prior Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements
Between 2007 and 2012, each year we submitted management proposals to eliminate the company's classified board structure. The proposals did not pass because they failed to receive a “supermajority vote” of 80 percent of the outstanding shares, as required in the company's articles of incorporation. In addition, in 2010, 2011, 2012, we submitted management proposals to eliminate the supermajority voting requirements themselves. Those proposals also fell short of the required 80 percent vote.

Prior to 2012, these proposals received support ranging from 72 to 77 percent of the outstanding shares. In 2012, the vote was even lower, approximately 63 percent of the outstanding shares, driven in part by a 2012 NYSE rule revision prohibiting brokers from voting their clients' shares on corporate governance matters absent specific instructions from such clients. Based on our discussions with large shareholders as described above, we have decided not to resubmit those proposals in 2015 based on our assessment that the proposals would not be successful. We will continue to monitor this situation and engage with our shareholders on these and other topics to ensure that we continue to demonstrate strong corporate governance and accountability to shareholders.

Shareholder proposals
If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 24, 2015. Proposals should be addressed to the company’s corporate secretary, Lilly Corporate Center, Indianapolis, Indiana 46285. In addition, the company’s bylaws provide that any shareholder wishing to propose any other business at the annual meeting must give the company written notice by November 24, 2015 and no earlier than September 25, 2015. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available online at http://investor.lilly.com/governance.cfm or upon request to the company’s corporate secretary.

Shareholder Recommendations and Nominations for Director Candidates
A shareholder who wishes to recommend a director candidate for evaluation should forward the candidate's name and information about the candidate's qualifications to:

Chair of the Corporate Governance Committee
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

The candidate must meet the selection criteria described above and must be willing and expressly interested in serving on the Board.

Under Section 1.9 of the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2016 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the Board through the recommendation process described above) must give the company written notice by November 23, 2015 and no earlier than September 24, 2015. The notice should be addressed to the corporate secretary at the address provided above. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate as described in more detail in Section 1.9 of the bylaws. A copy of the bylaws is available online at http://investor.lilly.com/governance.cfm. The bylaws will also be provided by mail upon request to the corporate secretary.

We have not received any shareholder nominations for board candidates for the 2015 meeting.

Ownership of Company Stock

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company common stock beneficially owned by the directors, the named executive officers, and all directors and executive officers as a group, as of February 20, 2015. None of the stock, stock options, or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

Beneficial Owners	Common Stock [1]			Stock Units Not Distributable Within 60 Days [4]
	Shares Owned [2]		Options Exercisable/Stock Units Distributable Within 60 Days [3]
Ralph Alvarez	—		—	26,712
Katherine Baicker, Ph.D.	—		—	8,387
Enrique A. Conterno	116,492		6,928	30,360
Michael L. Eskew	—		—	28,779
J. Erik Fyrwald	100		—	48,204
Michael J. Harrington	38,922		6,024	9,066
R. David Hoover	1,000		—	28,290
Karen N. Horn, Ph.D.	—		—	70,058
William G. Kaelin, Jr., M.D.	—		—	7,012
John C. Lechleiter, Ph.D.	880,680	[5]	140,964	46,623
Jan M. Lundberg, Ph.D.	78,434		—	15,541
Ellen R. Marram	1,000		—	42,007
Douglas R. Oberhelman	—		—	22,819
Franklyn G. Prendergast, M.D., Ph.D.	—		—	60,216
Derica W. Rice	342,152		57,108	19,685
Marschall S. Runge, M.D., Ph.D.	—		—	3,132
Kathi P. Seifert	3,533		—	54,748
Jackson P. Tai	32,088		—	2,643
All directors and executive officers as a group (27 people):	2,111,219		243,102	677,670

[1]
The sum of the "Shares Owned" and "Options Exercisable/Stock Units Distributable Within 60 Days" columns represents the shares considered "beneficially owned" for purposes of disclosure in the proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares. No person listed in the table owns more than 0.1 percent of the outstanding common stock of the company. All directors and executive officers as a group own approximately 0.2 percent of the outstanding common stock of the company.

2 This column includes the number of shares of common stock held individually as well as the number of
401(k) plan shares held by the beneficial owners indirectly through the 401(k) plan.

[3]	This column includes stock options exercisable within 60 days and RSUs that vest within 60 days.
4 For the executive officers, this column reflects RSUs that will not vest within 60 days. For the independent directors, this column includes the number of stock units credited to the directors' accounts in the Lilly Directors' Deferral Plan.
5 The shares shown for Dr. Lechleiter include 51,588 shares that are owned by a family foundation for which he is a director. Dr. Lechleiter has shared voting power and shared investment power with respect to the shares held by the foundation. Also included are 2,672 shares held in family trusts. Pursuant to the terms of the trusts, Dr. Lechleiter has shared investment power and no voting power over the shares held in the trusts.

Principal Holders of Stock
To the best of the company’s knowledge, the only beneficial owners of more than 5 percent of the outstanding shares of the company’s common stock, as of December 31, 2014, are the shareholders listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Lilly Endowment, Inc. (the Endowment) 2801 North Meridian Street Indianapolis, Indiana 46208	131,405,804	11.8%

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	59,635,631	5.4%

Wellington Management Group, LLP 280 Congress Street Boston, MA 02210	58,251,797	5.2%

PRIMECAP Management Company 225 South Lake Ave., #400 Pasadena, CA 91101	57,592,701	5.1%

The Endowment has sole voting and sole dispositive power with respect to all of its shares. The Board of Directors of the Endowment is composed of Thomas M. Lofton, chairman; N. Clay Robbins, president and chief executive officer; Mary K. Lisher; William G. Enright; Daniel P. Carmichael; Charles E. Golden; Eli Lilly II; David N. Shane; and Craig R. Dykstra.

BlackRock, Inc. provides investment management services for various clients. It has sole voting power with respect to 50,064,212 shares and sole dispositive power with respect to all of its shares.

Wellington Management Group, LLP provides investment management services for various clients. It has shared voting power with respect to 11,878,232 of its shares and shared dispositive power with respect to all of its shares.

PRIMECAP Management Company acts as investment advisor to various clients. It has sole voting power with respect to 9,139,372 shares and sole dispositive power with respect to all of its shares.
Compensation

Item 2. Advisory Vote on Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 provides the company's shareholders with the opportunity to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement. As described in the Compensation Discussion and Analysis (CD&A) section below, our compensation philosophy is designed to attract and retain highly-talented individuals and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company’s values of integrity, excellence, and respect for people.

The Compensation Committee and the Board of Directors believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialog with our shareholders in order to ensure our practices are aligned with stakeholder interests and reflect best practices.

We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement in the CD&A, the compensation tables, and related narratives. As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

Board Proposal on Item 2

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, the compensation tables, and related narratives provided below in this proxy statement.
Compensation Discussion and Analysis

This CD&A provides a detailed description of our executive compensation philosophy, the Compensation Committee's process for setting executive compensation, the elements of our compensation program, the factors the committee considered when setting executive compensation in 2014, and how the company's results impacted incentive payouts for 2014.

Say on Pay Results for 2014

At last year's annual meeting, in excess of 98 percent of the shares cast voted in favor of the company's Say on Pay proposal on executive compensation. Management and the Compensation Committee view this vote as supportive of the company's overall approach toward executive compensation.

Our Philosophy on Compensation

At Lilly, our mission is to make medicines that help people live longer, healthier, more active lives. In order to accomplish our mission, we must attract, engage, and retain highly-talented individuals who are committed to the company's core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the long-term interests of our customers and shareholders.

Objectives
Our compensation and benefits program is based on the following objectives:

•
Reflect both individual and company performance. We reinforce a high-performance culture by linking pay with individual performance and company performance. As employees assume greater responsibilities, the proportion of total compensation based on company performance and shareholder returns increases. We perform an annual review to ensure the programs provide incentive to deliver long-term, sustainable business results while discouraging excessive risk-taking, or other adverse behaviors.

•
Attract and retain talented employees. Compensation opportunities should be competitive with our peer group and reflect the level of job impact and responsibilities. Retention of talent is an important factor in the design of our compensation and benefit programs.

•
Implement broad-based programs. While the amount of compensation paid to employees varies, the overall structure of our compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to our success.

•
Consider shareholder input. Management and the Compensation Committee consider the results of our annual Say on Pay vote and other sources of shareholder feedback when designing compensation and benefit programs.

Compensation Committee's Processes and Analyses

Process for setting compensation
The Compensation Committee considers the following in determining executive compensation:

•	Assessment of the executive's individual performance and contribution.

•
CEO: The independent directors, under the direction of the lead director, meet with the CEO at the beginning of each year to agree upon the CEO's performance objectives for the year. At the end of each year, the independent directors meet to assess the CEO's achievement of those objectives along with other factors, including contribution to the company's performance and ethics and integrity. The year-end evaluation is used in setting the CEO's compensation for the next year.

•
Other Executive Officers ("EOs"): The committee receives individual performance assessments and compensation recommendations from the CEO and also exercises its judgment based on the Board's knowledge and interactions with the EOs. As with the CEO, each EO's performance assessment is based on his or her achievement of objectives established between the EO and the CEO at the start of the year as well as other factors.

•	Assessment of company performance. The Compensation Committee considers company performance in two ways:

•	As a factor in establishing potential compensation for the coming year, the committee considers overall company performance during the prior year across a variety of metrics.

•
To determine payouts under the cash and equity incentive programs, the committee establishes specific company performance goals related to revenue, earnings per share (EPS), progress of our pipeline portfolio, and stock price growth.

•
Peer-group analysis. The committee uses peer-group data as a market check for compensation decisions, but does not use this data as the sole basis for its compensation targets. The company does not target a specific position within the range of market data.

•
The Compensation Committee seeks input from an independent compensation consultant concerning CEO pay. The role of the independent compensation consultant is described in more detail under "Compensation Committee Matters" that follows the CD&A.

Competitive pay assessment
Our peer group is comprised of companies that directly compete with us, operate in a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. In selecting the peer group, the committee considers companies' market caps and revenue as measures of size, and selects a peer group whose median market cap and revenues are similar to Lilly. The committee reviews the peer group at least every three years. The group includes: Abbott, Abbvie, Allergan, Amgen, AstraZeneca, Baxter, Biogen, Bristol-Myers Squibb, Celgene, Gilead, GlaxoSmithKline, Hoffman-La Roche, Johnson & Johnson, Medtronic, Merck, Novartis, Pfizer, and Sanofi-Aventis. With the exception of Johnson & Johnson, Novartis, and Pfizer, peer companies were no greater than three times our size with regard to both measures. The committee included these three companies despite their size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent. In the aggregate, the company’s total compensation to Named Executive Officers (NEOs) in 2014 was in the middle range of the peer group.

Components of Our Compensation

Our executive compensation has three components: (1) base salary; (2) an annual bonus, which is calculated based on company performance on revenue, EPS, and the progress of the pipeline relative to internal targets; and (3) two different forms of equity incentives: (i) "Performance Awards" (PAs) - performance-based equity awards determined by the company's two-year growth in earnings per share (EPS) relative to the expected peer group growth followed by a service-vesting period; and (ii) "Shareholder Value Awards" (SVAs) - performance-based equity awards that pay out based on company stock price growth over a three-year period. Executives also receive the company benefits package, described below under "Employee Benefits".

Adjustments to reported financial results
The Compensation Committee has authority to adjust the reported revenue and EPS on which incentive compensation payouts are determined in order to eliminate the distorting effect of unusual income or expense items that may occur during a given year that impact year-over-year growth percentages or to improve comparability to peer companies. Further details on the adjustments for 2014 and the rationale for making these adjustments are set forth in Appendix A, "Summary of Adjustments Related to the Annual Bonus and Performance Award." For ease of reference, throughout the CD&A and the other compensation disclosures we refer simply to "revenue" and "EPS" but we encourage you to review the information in Appendix A to understand the revenue and EPS adjustments that were approved.

1.	Base Salary

Base salaries are reviewed and established annually, and may be adjusted upon promotion, following a change in job responsibilities, or to maintain market competitiveness. Salaries are based on each person's level of contribution, responsibility, and expertise, along with peer group data.

Base salary increases, if granted during a given year, are established based upon a corporate budget for salary increases, which is set considering company performance over the prior year, expected company performance for the following fiscal year, and general external trends. In setting salaries, the Compensation Committee seeks to retain, motivate, and reward successful performers while maintaining affordability within the company's business plan.

2.	Annual Bonus

The Eli Lilly and Company Bonus Plan ("Bonus Plan") is designed to align employees' individual goals with the company's financial plans and pipeline objectives for the year. The bonus is based on company performance in three areas over the course of the year, relative to internal targets: (1) revenue performance; (2) EPS performance; and (3) progress on advancing our product pipeline.

Individual bonus targets are set at the beginning of each year, and actual bonuses can range from 0 to 200% of each individual's bonus target. Company performance goals also are set at the beginning of each year. In establishing the goals, the Compensation Committee references the annual operating plan. Each year, the Compensation Committee reviews the relative weighting for each of the factors. The 2014 weightings remained unchanged from the prior year:

Goal	Weighting
Revenue performance	25%
EPS performance	50%
Pipeline progress	25%

Based on this weighting, the company bonus multiple is annually calculated as follows:

(0.25 x revenue multiple) + (0.50 x EPS multiple) + (0.25 x pipeline multiple)
= company bonus multiple

For 2014, in order to manage operating expenses to allow the company to fully invest in launching the company's late stage pipeline assets, the company bonus multiple was reduced by 0.25. As a result, individual payouts for 2014 were calculated according to the following formula:

company bonus multiple - 0.25 = adjusted bonus multiple

adjusted bonus multiple x individual bonus target x base salary earnings = payout

EOs are subject to the Executive Officer Incentive Plan ("EOIP"), which sets further limits on the allowable bonus amounts. Under the EOIP, the maximum annual bonus allowable is calculated based on non-GAAP net income (as defined under "Adjustments to Reported Results" in Appendix A to this proxy statement) for the year. For the CEO, the maximum bonus award is 0.3 percent of non-GAAP net income. For other EOs, the maximum amount is 0.15 percent of non-GAAP net income. EOs will not receive any annual cash incentive payments unless the company has a positive non-GAAP net income for the year.

Once the maximum payout for an EO is determined, the Compensation Committee has the discretion to reduce (but not increase) the amount of the bonus to be paid. In exercising this discretion, the committee intends to generally award EOs the lesser of (i) the bonuses they would have received under the Bonus Plan or (ii) the EOIP maximum amounts.

3.	Equity Incentives

The company has two equity incentive programs - Performance Awards (PAs) and Shareholder Value Awards (SVAs). The PAs are designed to focus company leaders on multi-year operational performance relative to peer companies and the SVAs align compensation with long-term growth in shareholder value. The Compensation Committee has the discretion to adjust downward (but not upward) any executive officer's equity award payout from the amount yielded by the applicable formula.

Performance Awards
PAs are structured as a single award vesting over three years. Potential shares are earned based on achieving EPS growth targets over a two-year period followed by an additional 13-month service-vesting period. The growth rate targets are set relative to the median expected EPS growth for the peer group for the period. These awards do not accumulate dividends during the two-year performance period, but do accumulate dividends during the service-vesting period.

Performance and Service-Vesting Periods for PAs
2012	2013	2014	2015	2016	2017
2012-2013 PA						Performance Period
	2013-2014 PA					Service-vesting Period
		2014-2015 PA
			2015-2016 PA

The Compensation Committee believes EPS growth is an effective measure of performance because it is closely linked to shareholder value, is broadly communicated to the public, is easily understood by employees, and allows for objective comparisons to peer-group performance. Consistent with our compensation objectives, company performance exceeding the expected peer-group median will result in above-target payouts, while company performance lagging the expected peer-group median will result in below-target payouts. Possible payouts range from 0 to 150 percent of the target depending on the EPS growth over the performance period.

The measure of EPS used in the PA program differs from the measure used in our annual bonus program in two ways. First, the bonus program measures EPS over a one-year period, while the PA program measures EPS over a two-year period. Second, the target EPS goal in the bonus program is set with reference to internal goals that align to our annual operating plan for the year, while the target EPS goal in the PA program is set relative to expected growth rates among our peer group.

Shareholder Value Awards
SVAs are structured as a schedule of shares of company stock that may be earned based on Lilly's share price performance over a three-year period. As reflected in the chart below, SVAs have a three-year performance period and any shares paid out are subject to a one-year holding requirement. No dividends are accrued during the performance period. SVAs pay out above target if Lilly stock outperforms an expected compounded annual rate of return and below target if company stock underperforms that rate of return. The expected rate of return includes dividends and is based on the total three-year shareholder return (TSR) that a reasonable investor would consider appropriate for investing in a basket of large-cap U.S. companies. The share price payout schedule is based on this expected rate of return less the company’s dividend yield, applied to the starting share price. Executive officers receive no payout if TSR for the three-year period is zero or negative.

Performance and Holding Periods for SVAs
2012	2013	2014	2015	2016	2017	2018
2012-2014 SVA							Performance Period
	2013-2015 SVA						Required Holding Period
		2014-2016 SVA
			2015-2017 SVA

Possible payouts range from 0 to 140 percent of the target amount, depending on stock performance over the period.

Pay for Performance

The mix of compensation for the CEO and other NEOs reflects the company's desire to link executive compensation with company performance. As reflected in the charts below, a substantial portion of the target pay for all NEOs is performance-based. Both the annual bonus and equity payouts are contingent upon company performance, with the bonus factoring in performance over a one-year period, and equity compensation factoring in performance over a longer term (as described above under "Components of Our Compensation - Equity Incentives").

2014 Target Total Compensation

Performance Review Process
In setting potential EO compensation for 2014, the Compensation Committee reviewed both individual and company performance during 2013.

2013 Individual EO Performance
A summary of the committee's review of the individual EOs is provided below:

Dr. John Lechleiter: In accordance with the company's Corporate Governance Guidelines, the independent directors conducted a review of Dr. Lechleiter's performance during 2013, which was provided to the Compensation Committee during a private session. Despite numerous challenges including the continued impact of patent expirations and other external downsides, under Dr. Lechleiter's leadership the company met corporate goals for revenue and exceeded corporate goals for growth in cash flow, EPS and progressing the company's pipeline, all while controlling operating expenses.

Dr. Lechleiter continued to set a strong cultural tone throughout the organization, consistently demonstrating honesty, integrity, and transparency in his internal and external interactions. Dr. Lechleiter also successfully oversaw the transition of a key executive leadership role during 2013, as well as a number of changes to the composition of the Board of Directors. In addition, Dr. Lechleiter has continued his effective public advocacy on behalf of the broader biopharmaceutical industry, via his key leadership roles in PhRMA and IFPMA, among other organizations.

Derica Rice: Mr. Rice demonstrated skillful leadership in serving as interim CEO during Dr. Lechleiter's medical leave in 2013, while maintaining strong performance of the global services organization. Mr. Rice has also driven a culture of strong financial discipline within the organization and maintains an excellent external reputation.

Dr. Jan Lundberg: Dr. Lundberg continued to oversee strong overall progress in the company pipeline and, through his leadership, has helped strengthen discovery and early clinical research capabilities. Dr. Lundberg has continued to reinvigorate the scientific culture within Lilly Research Labs (LRL) and has contributed significantly to gains in LRL employee engagement and recruitment.

Michael Harrington: Mr. Harrington led significant efforts during 2013 to develop and implement the "Protect Lilly" program, the company's comprehensive data protection program. Mr. Harrington also served as a trusted advisor to the executive team and has contributed to a strong ethics and compliance tone within the company.

Enrique Conterno: Mr. Conterno's leadership was critical to achieving strong operating results within the diabetes business unit during 2013, along with strong and continually improving customer engagement scores. During Mr. Conterno's tenure in his role, the company has made excellent progress with the diabetes pipeline and insulin manufacturing technical agenda.

The information in the section below reflects target total compensation for executive officers for 2014. The actual payouts made to the NEOs in the form of the 2014 annual bonus and equity awards that vested in 2014 are summarized in the next section, under "2014 Compensation Payouts".

Resulting Compensation Targets

Base Salary
As referenced in the "Proxy Statement Overview," most employees did not receive a salary increase for 2014. Therefore, the Compensation Committee decided the executives' base salaries also should remain flat for 2014. Each executive's full base salary for 2014 is reflected in the "Summary Compensation Table" in the "Executive Compensation" section of the proxy that follows.

Annual Bonus Targets
Based on a review of internal relativity, peer data, and individual performance, the committee decided to maintain the same bonus targets for the NEOs for 2014 as were in place for 2013, shown in the table below as a percentage of base salary:

Name	2014 Bonus Target
Dr. Lechleiter	140%
Mr. Rice	90%
Dr. Lundberg	90%
Mr. Harrington	75%
Mr. Conterno	75%

The Compensation Committee established the company performance targets for 2014 equal to the targets specified in the company's 2014 corporate operating plan approved by the Board of Directors in 2013.

Total Equity Program - Target Grant Values
For 2014 equity grants, the committee set the total target values for NEOs based on internal relativity, individual performance, and peer-group data. Mr. Harrington was the only NEO who received an increase in equity grant value. The committee considered his strong performance, increased experience in the role and a desire to position him more competitively in the market. The committee determined that for all NEOs a 50/50 split between PAs and SVAs appropriately balances company financial performance with shareholder return. Total target values for the 2014 equity grant to the NEOs were as follows:

Name	2014 Total Equity (in thousands)
Dr. Lechleiter	$9,000
Mr. Rice	$3,800
Dr. Lundberg	$3,000
Mr. Harrington	$1,900
Mr. Conterno	$2,000

Performance Awards – 2014-2015 PA
The committee established the compounded EPS growth target at 7.6 percent across the two-year period (8 percent and 7 percent for 2014 and 2015, respectively), based on investment analysts’ published estimates for the peer group. Possible payouts for the 2014-2015 PA range from 0 to 150 percent of the target, as illustrated in the chart below:

			50% payout

						Target

Payout Multiple		0.00		0.50	0.75	1.00	1.25		1.50
Cumulative 2-Year EPS	≤	$4.15		$8.50	$8.88	$9.27	$9.67	≥	$10.07+
EPS Annual Growth Rate				1.60%	4.60%	7.60%	10.60%		13.60%

Shareholder Value Awards – 2014-2016 SVA
The starting price was $50.42 per share, representing the average of the closing prices of company stock for all trading days in November and December 2013. The target ending share price range was established based on the expected annual rate of return for large-cap companies (8 percent), less an assumed dividend yield of 3.89 percent. The ending price to determine payouts will be the average of the closing prices of company stock for all trading days in November and December 2016. The award is designed to deliver no payout to EOs if the shareholder return (including projected dividends) is zero or negative. The target share price growth of 4.1 percent per year is comparable to an annual total shareholder return of 7.8 percent. Possible payouts are illustrated in the grid below.

Ending Stock Price	Less than$44.55	$44.55-$48.62	$48.63-$52.69	$52.70-$56.94	$56.95-$61.19	$61.20-$65.44	Greater than $65.44
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than(4.0%)	(4.0%)-(1.2)%	(1.2%)-1.5%	1.5%-4.1%	4.1%-6.7%	6.7% -9.1%	Greater than 9.1%
Percent of Target	0%	40%	60%	80%	100%	120%	140%

2014 Compensation Payouts

The information in this section reflects the amounts paid to NEOs for the 2014 annual bonus and payouts from equity awards for which the relevant performance period ended in 2014.

2014 Company Performance
For 2014, the company slightly exceeded its revenue target with annual revenues of $19.5 billion after adjustments as described in Appendix A. The company exceeded its EPS target, with EPS of $2.83 after adjustments. The company also made significant progress on its pipeline, meeting or exceeding most targets for pipeline progress, highlighted by regulatory approvals for four products - empagliflozin, dulaglutide, ramucirumab, and new insulin glargine, along with 12 other new approvals or new indications or line extensions ("NILEX") during 2014.

Bonus Award for 2014
The company's 2014 performance compared to targets for revenue, EPS, and pipeline progress, as well as the resulting bonus multiple, are illustrated below.

	2014 Corporate Target	Adjusted Results	Multiple
Revenue	$19.4 billion	$19.5 billion	1.04
EPS	$2.81	$2.83	1.05
Pipeline score	3	3.5	1.25
Resulting Bonus Multiple			1.10
Downward Adjustment to Company Bonus Multiple for 2014			(0.25)
Adjusted Bonus Multiple			.85

The Science and Technology Committee assessed the company’s progress toward achieving product pipeline goals at 3.5 (on a scale of 1 to 5) as follows:

•	4 new molecular entity (NME) product approvals versus a goal of 3, and 12 other approvals versus a goal of 6

•	1 NME entering into Phase III versus a goal of 2

•	30 percent of preclinical pipeline projects and 75 percent of clinical projects met their delivery reliability goals, compared with targets of 60 and 75 percent, respectively
The Science and Technology Committee also performed a subjective assessment of the quality of the pipeline, considering many factors, and awarded a score of 5, recognizing a record-setting year for innovation. Based on the recommendation of the Science and Technology Committee, the Compensation Committee certified a pipeline score of 3.5, resulting in a pipeline multiple of 1.25.

Combined, the revenue, EPS, and pipeline progress multiples yielded a bonus multiple of 1.10. The company bonus multiple was reduced by 0.25 for 2014 in order to manage operating expenses to allow the company to fully invest in launching the company's late stage pipeline assets.
(0.25 x 1.04) + (0.50 x 1.05) + (0.25 x 1.25) = 1.10 bonus multiple
1.10 bonus multiple - 0.25 = 0.85 adjusted bonus multiple

The bonus amounts paid to NEOs for 2014 are reflected in the "Summary Compensation Table" below.

Equity Award Payouts in 2014

2013-2014 Performance Award
The target cumulative EPS for the 2013-2014 PA was set in January 2013 reflecting expected industry growth of 7.78 percent each year. The company's two-year EPS growth was 1.4 percent, reflecting the negative impact of multiple patent expirations.

The company's performance compared to targets (and the resulting multiple) for the 2013-2014 PA is reflected in the charts below.

For the NEOs, the number of shares awarded in RSUs subject to an additional 13-month service-vesting period under the 2013-2014 PA is reflected in the table below (this information is also included in footnote 5 to the "Outstanding Equity Awards" table in the "Executive Compensation" section below):

Name	Target Shares	RSUs Awarded
Dr. Lechleiter	89,659	46,623
Mr. Rice	37,856	19,685
Dr. Lundberg	29,886	15,541
Mr. Harrington	17,434	9,066
Mr. Conterno	19,924	10,360

2012-2014 Shareholder Value Award
The target stock price of $44.64 for the 2012-2014 SVA was set in January 2012 based on a beginning stock price of $38.64, which was the average closing price for Lilly stock for all trading days in November and December 2011. The ending stock price of $69.13 represents stock price growth of approximately 79 percent over the relevant three-year period. The company's performance compared to target (and the resulting payout multiple) for the 2012-2014 SVA is shown below.

The number of shares paid to NEOs during 2014 for the 2012-2014 SVA were as follows:

Name	Target Shares	Shares Paid Out
Dr. Lechleiter	141,938	198,713
Mr. Rice	71,915	100,681
Dr. Lundberg	56,775	79,485
Mr. Harrington	7,835	10,969
Mr. Conterno	37,850	52,990

Other Compensation Practices and Information

Employee Benefits

The company offers core employee benefits coverage to:

•	provide our workforce with a reasonable level of financial support in the event of illness or injury,

•	provide post-retirement income; and

•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefits available are the same for all U.S. employees and include medical and dental coverage, disability insurance, and life insurance. In addition, The Lilly Employee 401(k) plan (the 401(k) plan) and The Lilly Retirement Plan (the retirement plan) provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company. To the extent that any employee’s retirement benefit exceeds IRS limits for amounts that can be paid through a qualified plan, the company also offers a nonqualified pension plan and a nonqualified savings plan. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. employees. The cost of employee benefits is partially borne by the employee, including each executive officer.

Perquisites

The company provides very limited perquisites to executive officers. The company does not allow personal use of the corporate aircraft except the aircraft is made available for the personal use of Dr. Lechleiter in very rare cases when the security and efficiency benefits to the company outweigh the expense. The company did not incur any expenses for personal use by Dr. Lechleiter of its aircraft in 2014, nor did he receive any other perquisites. Depending on seat availability, family members and personal guests of executive officers may travel on the company aircraft to accompany executives who are traveling on business.

The Lilly Deferred Compensation Plan

Members of senior management may defer receipt of part or all of their cash compensation under The Lilly Deferred Compensation Plan (the deferred compensation plan), which allows executives to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2014” table.

Severance Benefits

Except in the case of a change in control of the company, the company is not obligated to pay severance to executive officers upon termination of their employment; any such payments are at the discretion of the Compensation Committee.

The company has adopted change-in-control severance pay plans for nearly all employees, including the executive officers. The plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the plans are intended to align executive and shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Highlights of our change-in-control severance plans
•	All regular employees are covered	•	Up to two-year pay protection
•	Double trigger generally required	•	18-month benefit continuation
•	No tax gross-ups

Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:

•
Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, the plans generally require a “double trigger”—a change in control followed by an involuntary loss of employment within two years thereafter. This is consistent with the plan's intent to provide employees with financial protection upon loss of employment. A partial exception is made for outstanding PAs, a portion of which would be paid out upon a change in control on a pro-rated basis for time worked based on the forecasted payout level at the time of the change in control. This partial payment is appropriate because of the difficulties in converting the company EPS targets into an award based on the surviving company’s EPS. Likewise, if Lilly is not the surviving entity, a portion of outstanding SVAs would be paid out on a pro-rated basis for time worked up to the change in control based on the merger price for company stock.

•
Covered terminations. Employees are eligible for payments if, within two years of the change in control, their employment is terminated (i) without cause by the company or (ii) for good reason by the employee, each as is defined in the plan. See “Potential Payments Upon Termination or Change in Control” for a more detailed discussion, including a discussion of what constitutes a change in control.

•
Employees who suffer a covered termination receive up to two years of pay and 18 months of benefits protection. These provisions assure employees a reasonable period of protection of their income and core employee benefits.

•
Severance payment. Eligible terminated employees would receive a severance payment ranging from six months’ to two years’ base salary. Executives are all eligible for two years’ base salary plus two times the then-current year’s target bonus.

•
Benefit continuation. Basic employee benefits such as health and life insurance would be continued for 18 months following termination of employment, unless the individual becomes eligible for coverage with a new employer. All employees would receive an additional two years of both age and years-of-service credit for purposes of determining eligibility for retiree medical and dental benefits.

•	Accelerated vesting of equity awards. Any unvested equity awards vest at the time of termination of employment.

•
Excise tax. In some circumstances, the payments or other benefits received by the employee in connection with a change in control could exceed limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. The company does not reimburse employees for these taxes. However, the amount of change in control-related benefits will be reduced to the 280G limit if the effect would be to deliver a greater after-tax benefit than the employee would receive with an unreduced benefit.

Share Ownership and Retention Guidelines; Prohibition on Hedging and Pledging Shares

Share ownership and retention guidelines help to foster a focus on long-term growth. The CEO is required to own company stock valued at least six times annual base salary. Other executive officers are required to own a fixed number of shares based on their position. Until the required number of shares is reached, the executive officer must retain 50 percent of net shares received from new equity payouts. Our executives have a long history of maintaining extensive holdings in company stock. As of February 20, 2015, Dr. Lechleiter held shares valued at approximately 44 times his annual salary. The following table shows the share requirements for each NEO:

Name	Share Requirement	Owns Required Shares
Dr. Lechleiter	six times base salary	Yes
Mr. Rice	75,000	Yes
Dr. Lundberg	75,000	Yes
Mr. Harrington	55,000	No1
Mr. Conterno	50,000	Yes

1 As a newer executive officer, Mr. Harrington is required to retain at least half of all equity payouts until he reaches the 55,000 share ownership requirement.

Executive officers are also required to hold all shares received from equity program payouts, net of acquisition costs and taxes, for at least one year, even once share ownership requirements have been met. For PAs, this holding requirement is met by the one-year service-vesting period on the RSUs awarded pursuant to the program.

Employees are not permitted to hedge their economic exposures to company stock through short sales or derivative transactions. Effective in 2014, the committee adopted a formal policy prohibiting outside directors and all members of senior management from pledging any company stock (i.e., using company stock as collateral for a loan or trading shares on margin).

Executive Compensation Recovery Policy

All incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy, which gives the committee broad discretion to claw back incentive payouts from any member of senior management (approximately 160 employees) whose misconduct results in a material violation of law or company policy that causes significant harm to the company, or who fails in his or her supervisory responsibility to prevent such misconduct by others.

Additionally, the company can recover all or a portion of any incentive compensation in the case of materially inaccurate financial statements or material errors in the performance calculation, whether or not they result in a restatement and whether or not the executive officer has engaged in wrongful conduct. Recoveries under the plan can extend back as far as three years.

The recovery policy covers any incentive compensation awarded or paid beginning in 2013 to an employee at a time when he or she is a member of senior management. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the policy.

Looking Ahead to 2015 Compensation

As we move beyond the recent period of patent expirations, we plan to resume our custom and practice of providing annual increases to base salaries and delivering bonuses reflective of company and individual performance, without reductions, to eligible employees.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value ($) [3]		All Other Compensation ($) [4]	Total Compensation ($)
John C. Lechleiter, Ph.D.	2014	$1,500,000	$0	$6,750,000	$0	$1,785,000	$4,356,142		$90,000	$14,481,142
Chairman, President, and Chief Executive Officer	2013	$1,500,000	$0	$6,750,000	$0	$2,877,000	$0	[5]	$90,000	$11,217,000
	2012	$1,500,000	$0	$5,625,000	$0	$2,982,000	$4,423,633		$90,000	$14,620,633
Derica W. Rice	2014	$1,019,700	$0	$2,850,000	$0	$780,071	$2,023,458		$61,182	$6,734,411
Executive Vice President, Global Services and Chief Financial Officer	2013	$1,014,750	$0	$2,850,000	$0	$1,251,187	$0	[5]	$60,885	$5,176,822
	2012	$990,000	$0	$2,850,000	$0	$1,265,220	$1,770,767		$59,400	$6,935,387
Jan M. Lundberg, Ph.D.	2014	$1,007,855	$0	$2,250,000	$0	$771,009	$517,761		$60,471	$4,607,096
Executive Vice President, Science and Technology and President, Lilly Research Laboratories	2013	$1,002,963	$0	$2,250,000	$0	$1,236,653	$224,741		$60,178	$4,774,535
	2012	$978,500	$0	$2,250,000	$0	$1,250,523	$307,275		$58,710	$4,845,008
Michael J. Harrington	2014	$765,000	$0	$1,425,000	$0	$487,688	$1,330,586		$45,900	$4,054,174
Senior Vice President and General Counsel	2013	$765,000	$0	$1,312,500	$0	$786,038	$264,784		$45,900	$3,174,222
	2012	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Enrique A. Conterno	2014	$682,890	$0	$1,500,000	$0	$435,342	$1,235,839		$40,973	$3,895,044
Senior Vice President and President, Lilly Diabetes	2013	$680,658	$0	$1,500,000	$0	$699,376	$88,167		$40,840	$3,009,041
	2012	$669,500	$0	$1,500,000	$0	$713,018	$992,187		$40,170	$3,914,875

1 This column shows the grant date fair value of PAs and SVAs computed in accordance with FASB ASC Topic 718. Values for awards subject to performance conditions (PAs) are computed based upon the probable outcome of the performance condition as of the grant date. A discussion of assumptions used in calculating award values may be found in Note 11 to our 2014 audited financial statements in our Form 10-K.

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2014-2015 PA grant included in this column of the Summary Compensation Table.

Name	Payout Date	Minimum Payout	Target Payout	Maximum Payout
Dr. Lechleiter	January 2016	$0	$4,500,000	$6,750,000
Mr. Rice	January 2016	$0	$1,900,000	$2,850,000
Dr. Lundberg	January 2016	$0	$1,500,000	$2,250,000
Mr. Harrington	January 2016	$0	$950,000	$1,425,000
Mr. Conterno	January 2016	$0	$1,000,000	$1,500,000

2    Payments for 2014 performance under the bonus plan. All bonuses paid to NEOs were part of a non-equity incentive plan.

3    The amounts in this column reflect the change in pension value for each individual, calculated by our actuary, and are affected by additional service accruals and pay earned, as well as actuarial assumption changes. The increases in pension values in 2014 were driven to a large extent by a lower discount rate and a new mortality table that reflects longer expected lifetimes. The design of the pension benefit did not change. See the Pension Benefits in 2014 table on page 46 for information about the standard actuarial assumptions used. No named executive officer received preferential or above-market earnings on deferred compensation.

4    The amounts in this column are solely company matching contributions for each individual's 401(k) plan contributions. The company does not reimburse executives for taxes outside of the limited circumstance of taxes related to employee relocation or a prior international assignment. There were no reportable perquisites or personal benefits.

5    The net present value of the pension benefits for Dr. Lechleiter and Mr. Rice reflect no change from 2013 due to an increase in the discount rate over 2012. For the other named executive officers, increases in pensionable earnings offset the impact of the increased discount rate.

Grants of Plan-Based Awards During 2014
The compensation plans under which the grants in the following table were made are described in the CD&A and include the bonus plan (a non-equity incentive plan) and the 2002 Lilly Stock Plan (which provides for PAs, SVAs, stock options, restricted stock grants, and RSUs).

Name	Award	Grant Date[2]		Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Grant Date Fair Value of Equity Awards
					Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Dr. Lechleiter		__		__	$52,500	$2,100,000	$4,200,000
	2014-2015 PA	2/6/2014	[3]	12/16/2013				46,097	92,194	138,291		$2,250,000
	2014-2016 SVA	2/6/2014	[4]	12/16/2013				49,194	122,984	172,178		$4,500,000
											0
Mr. Rice		__		__	$22,943	$917,730	$1,835,460
	2014-2015 PA	2/6/2014	[3]	12/16/2013				19,463	38,926	58,389		$950,000
	2014-2016 SVA	2/6/2014	[4]	12/16/2013				20,771	51,927	72,698		$1,900,000
											0
Dr. Lundberg		__		__	$22,677	$907,070	$1,814,139
	2014-2015 PA	2/6/2014	[3]	12/16/2013				15,366	30,731	46,097		$750,000
	2014-2016 SVA	2/6/2014	[4]	12/16/2013				16,398	40,995	57,393		$1,500,000
											0
Mr. Harrington		__		__	$14,344	$573,750	$1,147,500
	2014-2015 PA	2/6/2014	[3]	12/16/2013				9,732	19,463	29,195		$475,000
	2014-2016 SVA	2/6/2014	[4]	12/16/2013				10,385	25,963	36,348		$950,000
											0
Mr. Conterno		__		__	$12,804	$512,168	$1,024,335
	2014-2015 PA	2/6/2014	[3]	12/16/2013				10,244	20,488	30,732		$500,000
	2014-2016 SVA	2/6/2014	[4]	12/16/2013				10,932	27,330	38,262		$1,000,000
											0
1    These columns show the threshold, target, and maximum payouts for performance under the bonus plan. Bonus payouts range from 0 to 200 percent of target. The bonus payment for 2014 performance was 85 percent of target, and is included in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”

2    To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Compensation Committee and consistently falls in the first week of February. Equity awards to new hires and other off-cycle grants are effective on the first trading day of the following month.

3 This row shows the range of payouts for 2014-2015 PA grants. This PA will pay out in January 2016, with payouts ranging from 0 to 150 percent of target. The grant-date fair value of the PA reflects the probable payout outcome anticipated at the time of grant, which was less than the target value.

4    This row shows the range of payouts for 2014-2016 SVA grants. This SVA will pay out in January 2017, with payouts ranging from 0 to 140 percent of target. We measure the fair value of the SVA on the grant date using a Monte Carlo simulation model.
To receive a payout under the PA or the SVA, a participant must remain employed with the company through the end of the relevant performance period (except in the case of death, disability, or retirement). No dividends accrue on either PAs or SVAs during the performance period. Non-preferential dividends accrue during the earned PA’s one-year restriction period (following the two-year performance period) and are paid upon vesting.

Outstanding Equity Awards at December 31, 2014
The 2014 closing stock price applied to the values in the table below was $68.99.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable [1]	Option Exercise Price ($)	Option Expiration Date	Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Dr. Lechleiter				2014-2016 SVA				172,178	[2]	$11,878,533
				2013-2015 SVA				155,058	[3]	$10,697,479
				2014-2015 PA				92,194	[4]	$6,360,464
				2013-2014 PA	46,623	[5]	$3,216,521
				2012-2013 PA	52,462	[6]	$3,619,353
	140,964	$56.18	02/09/2016
Mr. Rice				2014-2016 SVA				72,698	[2]	$5,015,421
				2013-2015 SVA				65,468	[3]	$4,516,651
				2014-2015 PA				38,926	[4]	$2,685,505
				2013-2014 PA	19,685	[5]	$1,358,068
				2012-2013 PA	26,581	[6]	$1,833,823
	30,000	$52.54	04/29/2016
	27,108	$56.18	02/09/2016
Dr. Lundberg				2014-2016 SVA				57,393	[2]	$3,991,683
				2013-2015 SVA				51,687	[3]	$3,594,803
				2014-2015 PA				30,731	[4]	$1,068,671
				2013-2014 PA	15,541	[5]	$1,072,174
				2012-2013 PA	20,985	[6]	$1,447,755
Mr. Harrington				2014-2016 SVA				36,348	[2]	$2,507,662
				2013-2015 SVA				30,150	[3]	$2,080,076
				2014-2015 PA				19,463	[4]	$1,342,752
				2013-2014 PA	9,066	[5]	$625,463
	6,024	$56.18	02/09/2016
Mr. Conterno				2014-2016 SVA				38,262	[2]	$2,639,695
				2013-2015 SVA				34,457	[3]	$2,377,175
				2014-2015 PA				20,488	[4]	$1,413,467
				2013-2014 PA	10,360	[5]	$714,736
				2012-2013 PA	13,990	[6]	$965,170
				RSU	20,000	[7]	$1,379,800
	6,928	$56.18	02/09/2016

1    These options vested as listed in the table below by expiration date.

Expiration Date	Vesting Date
4/29/2016	5/1/2009
2/9/2016	2/10/2009

2    SVAs granted for the 2014-2016 performance period. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2016 is over $65.44. Actual payouts may vary from 0 to 140 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2014, the payout would have been 140 percent of target.

3 SVAs granted for the 2013-2015 performance period. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2015 is over $62.64. Actual payouts may vary from 0 to 140 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2014, the payout would have been 140 percent of target.

4    This number represents the threshold value of PA shares that could pay out for 2014-2015 performance, provided performance goals are met. Any award resulting from this program will be made in the form of RSUs, vesting February 2017. Actual payouts may vary from 0 to 150 percent of target. The number of shares recorded in the table reflects the payout if the combined cumulative EPS for 2014 and 2015 is $9.27.

5    The 2013-2014 PA was determined to be 52 percent of target in January 2015 and the resulting RSUs will vest February 2016.

6    RSUs vested February 2015 from the 2012-2013 PA.

7 This grant was made in 2008 outside of the normal annual cycle and will vest on May 1, 2018.

Options Exercised and Stock Vested in 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
Dr. Lechleiter	127,811	$1,173,305	58,778	[2]	$3,174,600
			198,713	[3]	$14,102,662
Mr. Rice	23,077	$196,155	29,781	[2]	$1,608,472
			100,681	[3]	$7,145,331
Dr. Lundberg	0	$0	21,552	[2]	$1,164,024
			79,485	[3]	$5,641,050
Mr. Harrington	2,722	$14,780	0		$0
			10,969	[3]	$778,470
Mr. Conterno	7,101	$117,593	15,674	[2]	$846,553
			52,990	[3]	$3,760,700

1    Amounts reflect the market value of the stock on the day the stock vested.

2    RSUs resulting from the 2011-2012 PA vested in February 2014.

3    Payout of the 2012-2014 SVA at 140 percent of target.

Retirement Benefits
We provide retirement income to U.S. employees, including executive officers, through the following plans:

•
The Lilly Employee 401(k) plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary up to IRS limits. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. See the "All Other Compensation" column in the “Summary Compensation Table” for information about company contributions for the named executive officers.

•
The Lilly Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the “Pension Benefits in 2014” table below for additional information about the value of these pension benefits.

Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($260,000 in 2014) as well as the amount of annual earnings that can be used to calculate a pension benefit ($265,000 in 2015). However, since 1975 the company has maintained a nonqualified pension plan that pays retirees the difference between the amount payable under the retirement plan and the amount they would have received without the Internal Revenue Code limits. The nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy.

The following table shows benefits that the named executive officers have accrued under the retirement plan and the nonqualified pension plan.

Pension Benefits in 2014

Name		Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Dr. Lechleiter	[2]	retirement plan (pre-2010)	30	$1,541,888
		retirement plan (post-2009)	5	$169,651
		nonqualified plan (pre-2010)	30	$28,686,987
		nonqualified plan (post-2009)	5	$2,883,320
		total		$33,281,846	$0
Mr. Rice		retirement plan (pre-2010)	20	$768,623
		retirement plan (post-2009)	5	$106,428
		nonqualified plan (pre-2010)	20	$6,405,948
		nonqualified plan (post-2009)	5	$828,832
		total		$8,109,831	$0
Dr. Lundberg		retirement plan (post-2009)	5	$176,997
		nonqualified plan (post-2009)	5	$1,191,257
		total		$1,368,254	$0
Mr. Harrington		retirement plan (pre-2010)	18	$790,202
		retirement plan (post-2009)	5	$115,845
		nonqualified plan (pre-2010)	18	$2,091,265
		nonqualified plan (post-2009)	5	$317,956
		total		$3,315,268	$0
Mr. Conterno		retirement plan (pre-2010)	17	$656,075
		retirement plan (post-2009)	5	$102,010
		nonqualified plan (pre-2010)	17	$2,998,204
		nonqualified plan (post-2009)	5	$441,843
		total		$4,198,132	$0

1    The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	4.33 percent
Mortality (post-retirement decrement only):	RP2014 with generational projection using Scale MP2014
Pre-2010 joint and survivor benefit (% of pension):	50% until age 62; 25% thereafter
Post-2009 benefit payment form:	life annuity

2    Dr. Lechleiter is currently eligible for full retirement benefits under the old plan formula (pre-2010 benefits) and qualifies for early retirement under the new plan formula (post-2009 benefits) as described below.
The retirement plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the retirement plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).

Post-2009 Plan Information: Following amendment of our retirement plan formulae, employees hired on or after February 1, 2008 have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulae. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early retirement benefits under this plan formula are reduced 6 percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who are closer to retirement or have been with the company longer. For the transition group, early retirement benefits are reduced 3 percent for each year from age 65 to age 60 and 6 percent for each year under age 60. All named executive officers except Dr. Lundberg are in this transition group.

Pre-2010 Plan Information: Employees hired prior to February 1, 2008 accrued benefits under both plan formulae. For these employees, benefits that accrued before January 1, 2010 were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service is used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately, based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:

•	The benefit for employees with between 80 and 90 points is reduced by 3 percent for each year under 90 points or age 62.

•
The benefit for employees who have less than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by 6 percent for each year under 80 points or age 65.

Nonqualified Deferred Compensation in 2014

Name	Plan	Executive Contributions in Last Fiscal Year ($) [1]	Registrant Contributions in Last Fiscal Year ($) [2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) [3]
Dr. Lechleiter	nonqualified savings	$74,400	$74,400	$474,090	$0	$3,018,664
	deferred compensation	$719,250		$450,438		$12,069,225
	total	$793,650	$74,400	$924,528	$0	$15,087,889
Mr. Rice	nonqualified savings	$45,582	$45,582	$187,135	$0	$1,241,455
	deferred compensation	$0		$0		$0
	total	$45,582	$45,582	$187,135	$0	$1,241,455
Dr. Lundberg	nonqualified savings	$44,871	$44,871	$58,118	$0	$555,147
	deferred compensation	$0		$0		$0
	total	$44,871	$44,871	$58,118	$0	$555,147
Mr. Harrington	nonqualified savings	$30,300	$30,300	$14,654		$231,191
	deferred compensation	$0		$5,290		$140,233
	total	$30,300	$30,300	$19,944	$0	$371,424
Mr. Conterno	nonqualified savings	$25,373	$25,373	$76,100	$0	$541,568
	deferred compensation	$100,000		$32,709		$884,918
	total	$125,373	$25,373	$108,809	$0	$1,426,486

1    The amounts in this column are also included in the “Summary Compensation Table,” in the “Salary” column (nonqualified savings) or the “Non-Equity Incentive Plan Compensation” column (deferred compensation).

2    The amounts in this column are also included in the “Summary Compensation Table,” in the “All Other Compensation” column as a portion of the savings plan match.

3    Of the totals in this column, the following amounts have previously been reported in the “Summary Compensation Table” for this year and for previous years:

Name	2014 ($)	Previous Years ($)	Total ($)
Dr. Lechleiter	$868,050	$9,763,781	$10,631,831
Mr. Rice	$91,164	$614,174	$705,338
Dr. Lundberg	$89,741	$348,794	$438,535
Mr. Harrington	$60,600	$61,200	$121,800
Mr. Conterno	$150,746	$301,420	$452,166

The "Nonqualified Deferred Compensation in 2014" table above shows information about two company programs: the nonqualified savings plan and the deferred compensation plan. The nonqualified savings plan is designed to allow each employee to contribute up to 6 percent of his or her base salary, and receive a company match, beyond the contribution limits prescribed by the IRS with regard to 401(k) plans. This plan is administered in the same manner as the 401(k) plan, with the same participation and investment elections. Executive officers and other U.S. executives may also defer receipt of all or part of their cash compensation under the deferred compensation plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 3.9 percent for 2014 and is 3.2 percent for 2015. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, but may not make withdrawals during their employment, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of bankruptcy.

Payments Upon Termination or Change in Control (as of December 31, 2014)
The following table describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer (other than following a change in control) would be at the discretion of the Compensation Committee.

		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Value of Acceleration of Equity Awards [3]	Total Termination Benefits
Dr. Lechleiter
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$7,200,000	$15,726	$13,134,476	$20,350,202
Mr. Rice
•	Voluntary termination	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$3,874,860	$35,355	$5,548,794	$9,459,009
Dr. Lundberg
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$3,829,849	$18,194	$4,380,679	$8,228,722
Mr. Harrington
•	Voluntary retirement	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$2,677,500	$35,355	$2,639,138	$5,351,993
Mr. Conterno
•	Voluntary termination	$0	$0	$0	$0
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good reason termination after change in control	$2,390,115	$30,547	$3,563,403	$5,984,065

1    See “Change-in-Control Severance Pay Plan” below.

2    See “Accrued Pay and Regular Retirement Benefits” and “Change-in-Control Severance Pay Plan—Continuation of medical and welfare benefits” below.

3    Equity grants include an individual performance criterion to vest. As a result, even retirement-eligible employees have the possibility of forfeiting their grants.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued salary and vacation pay.

•	regular pension benefits under the retirement plan and the nonqualified pension plan. See “Retirement Benefits” above.

•
welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as “Continuation of Medical / Welfare Benefits” are explained below.

•
distributions of plan balances under the 401(k) plan and the nonqualified savings plan. See the narrative following the “Nonqualified Deferred Compensation in 2014” table for information about these plans.

Deferred Compensation. The amounts shown in the table do not include distributions of plan balances under the deferred compensation plan. Those balances are shown in the “Nonqualified Deferred Compensation in 2014” table.

Death and Disability. A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. salaried employees generally.

Termination for Cause. Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

Change-in-Control Severance Pay Plan. As described in the CD&A under “Severance Benefits,” the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan defines a change in control very specifically, but generally the terms include the occurrence of one of the following: (i) acquisition of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one half or more of the Board of Directors; (iii) consummation of a merger, share exchange, or consolidation of the company; or (iv) liquidation of the company or sale or disposition of all or substantially all of its assets. The amounts shown in the table for “involuntary or good-reason termination after change in control” are based on the following assumptions and plan provisions:

•
Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit at December 31, 2014. Eligible terminations include an involuntary termination for reasons other than for cause or a voluntary termination by the executive for good reason, within two years following the change in control.

•
A termination of an executive officer by the company is for cause if it is for any of the following reasons: (i) the employee’s willful and continued refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the business reputation of the company; or (iii) conviction of or the entering of a plea of guilty or nolo contendere to a felony.

•
A termination by the executive officer is for good reason if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; or (vi) relocation of the executive by more than 50 miles.

•
Cash severance payment. The cash severance payment amounts to two times the executive officer's annual base salary plus two times the executive officer’s bonus target for that year under the bonus plan.

•
Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s guarantee, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, life, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections.

•
Acceleration of equity awards. Upon a covered termination, any unvested equity awards would vest upon consummation of a change in control and a partial payment of outstanding PAs would be made, reduced to reflect the portion of the performance period worked prior to the change in control. Likewise, in the case of a change in control in which Lilly is not the surviving entity, SVAs would pay out based on the change-in-control stock price and be prorated for the portion of the three-year performance period elapsed. The amount in this column represents the value of the acceleration of unvested equity grants.

•
Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee's exposure to excise taxes, the employee’s change-in-control benefit may be decreased to maximize the after-tax benefit to the individual.

Payments Upon Change in Control Alone. In general, the change-in-control plan is a “double trigger” plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. There are limited exceptions for PAs and SVAs as noted above under "Acceleration of equity awards."

Compensation Committee Matters

Background

Role of the Independent Consultant In Assessing Executive Compensation
The committee has retained Cimi B. Silverberg of Frederic W. Cook & Co., Inc., as its independent compensation consultant to assist the committee. Ms. Silverberg reports directly to the committee. Neither she nor her firm is permitted to have any business or personal relationship with management or the members of the Compensation Committee. The consultant’s responsibilities are to:

•	Review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness

•	Review the company’s executive compensation program and advise the committee of evolving best practices

•	Provide independent analyses and recommendations to the committee on the CEO’s pay

•	Review draft “Compensation Discussion and Analysis” and related tables for the proxy statement

•	Proactively advise the committee on best practices for board governance of executive compensation

•	Undertake special projects at the request of the committee chair

Ms. Silverberg interacts directly with members of company management only on matters under the committee’s oversight and with the knowledge and permission of the committee chair.

Role of Executive Officers and Management In Assessing Executive Compensation
With the oversight of the CEO and the senior vice president of human resources and diversity, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for executive officers (other than the CEO, as noted below). The CEO provides the committee with a performance assessment and compensation recommendation for each of the other executive officers. The committee considers those recommendations with the assistance of its consultant. The CEO and the senior vice president of human resources and diversity attend committee meetings but are not present for executive sessions or for any discussion of their own compensation. Only nonemployee directors and the committee’s consultant attend executive sessions.

The CEO does not participate in the formulation or discussion of his pay recommendations and has no prior knowledge of the recommendations that the consultant makes to the committee.

Risk Assessment Process
As a part of the company's overall enterprise risk management program, in 2014 the committee reviewed the company’s compensation policies and practices and concluded that the programs and practices are not reasonably likely to have a material adverse effect on the company. The committee noted numerous design features of the company’s cash and equity incentive programs that reduce the likelihood of inappropriate risk-taking, including, but not limited to:

•	The Compensation Committee is comprised of independent directors only.

•	The committee engages its own independent compensation consultant.

•	The committee has downward discretion to lower compensation plan payouts.

•	The committee approves all adjustments to financial results that affect compensation calculations.

•	Different measures and metrics are used across multiple incentive plans which appropriately balance cash/stock, fixed/variable pay, short-term/long-term incentives.

•	Incentive plans have predetermined maximum payouts.

•	Performance objectives are challenging but achievable.

•	Programs with operational metrics have a continuum of payout multiples based upon achievement of performance milestones.

•	A compensation recovery policy is in place for all members of senior management; negative compensation consequences can be applied in cases of serious compliance violations.

•	Meaningful share ownership requirements are in place for all members of senior management.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the company’s management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the CD&A above. The committee is satisfied that the CD&A fairly and completely represents the philosophy, intent, and actions of the committee with regard to executive compensation. The committee recommended to the Board of Directors that the CD&A be included in this proxy statement for filing with the SEC.

Compensation Committee
Karen N. Horn, Ph.D., Chair
Ralph Alvarez
Ellen R. Marram
Kathi P. Seifert

Audit Matters

Item 3. Proposal to Ratify the Appointment of Principal Independent Auditor

Audit Committee Oversight of Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent external auditor, and oversees the process for selecting, reviewing, and evaluating the lead audit partner. Further information regarding the committee's oversight of the independent auditor can be found in the Audit Committee charter, available online at http://investor.lilly.com/governance.cfm, or upon request to the company's corporate secretary.

In connection with the decision regarding whether to re-appoint the independent auditor each year (subject to shareholder ratification), the committee conducts an annual assessment of the independent auditor's performance. This assessment examines three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor's independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard, and are discussed with management during a private session, as well as in executive session. The committee also periodically considers whether a rotation of the company's independent auditor is advisable.

Ernst & Young, LLP (EY) served as the principal independent auditor for the company in 2014. Based on this year's assessment of EY's performance, the Audit Committee believes that the continued retention of EY to serve as the company's principal independent auditor is in the best interests of the company and its investors, and has therefore reappointed the firm of EY as principal independent auditor for the company for 2015. In accordance with the bylaws, this appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to be present at the annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Board Proposal on Item 3

The Board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2015.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the committee has met and held discussions with management and the independent auditor. Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles (GAAP), and the committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor.

The committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the standards of the Public Accounting Oversight Board (PCAOB) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the committee determined, among other things, that the nonaudit services provided by EY (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of nonaudit services and required audit partner rotation.

The committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The committee has also appointed the company’s independent auditor, subject to shareholder ratification, for 2015.

Audit Committee
Michael L. Eskew, Chair
Katherine Baicker, Ph.D.
Douglas R. Oberhelman
Kathi P. Seifert
Jackson P. Tai

Services Performed by the Independent Auditor
The Audit Committee preapproves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The committee’s policy and procedures are as follows:

•
The committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The committee may also preapprove other audit services, which are those services that only the independent auditor reasonably can provide.

•
Audit-related services are assurance and related services that are reasonably related to the performance of the audit, and that are traditionally performed by the independent auditor. The committee believes that the provision of these services does not impair the independence of the auditor.

•	The committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.

•
The committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

•
At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval. To the extent approvals are required between regularly scheduled committee meetings, preapproval authority is delegated to the committee chair.

For each engagement, management provides the committee with information about the services and fees,

sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by EY in 2014 and 2013. All such services were pre-approved by the committee in accordance with the pre-approval policy.

			2014 ($ millions)	2013 ($ millions)
Audit Fees			$10.3	$8.7
•	Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation
•	Reviews of quarterly financial statements
•	Other services normally provided by the auditor in connection with statutory and regulatory filings
Audit-Related Fees			$1.3	$0.7
•	Assurance and related services reasonably related to the performance of the audit or reviews of the financial statements
	–	2014 and 2013: primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions
Tax Fees			$2.3	$1.3
•	2014 and 2013: primarily related to tax consulting and tax compliance services
All Other Fees			$0.1	$0
•	2014: primarily related to compliance services outside the U.S.
Total			$14.0	$10.7

Other Information

Meeting and Voting Logistics

Additional items of business
We do not expect any items of business other than those above because the deadline for shareholder proposals and nominations has passed. Nonetheless, if necessary, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Voting
Shareholders as of the close of business on February 27, 2015 (the record date) may vote at the annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareholder of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in the 401(k) plan.

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by mail, by telephone, or on the Internet even if you plan to attend the meeting.

Required vote
Below are the vote requirements for the various proposals:

•	The four nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions will not count as votes cast either for or against a nominee.

•	The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:

•	advisory approval of executive compensation; and

•	ratification of the appointment of principal independent auditor.
Abstentions will not be counted either for or against these proposals.

Quorum
A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 1,111,005,041 shares of company common stock were issued and outstanding.

Voting by proxy
If you are a shareholder of record, you may vote your proxy by any one of the following methods:

8
On the Internet. You may vote online at www.proxyvote.com. Follow the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, do not return your proxy card.

)
By telephone. Shareholders in the U.S., Puerto Rico, and Canada may vote by telephone by following the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card.

*
By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf with the Board’s recommendations.

If you did not receive a proxy card in the materials you received from the company and you wish to vote by mail rather than by telephone or on the Internet, you may request a paper copy of these materials and a proxy card by calling 317-433-5112. If you received a notice or an e-mail message notifying you of the electronic availability of these materials, please provide the control number, along with your name and mailing address.

You have the right to revoke your proxy at any time before the meeting by (i) notifying the company’s secretary in writing, or (ii) delivering a later-dated proxy via the Internet, by mail, or by telephone. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

Voting shares held by a broker
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and on the Internet.

If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.

Voting shares held in the 401(k) plan
You may instruct the plan trustee on how to vote your shares in the 401(k) plan via the Internet, by mail, or by telephone as described above, except that, if you vote by mail, the card that you use will be a voting instruction form rather than a proxy card.

In addition, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).

All participants are named fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.

If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with all other participants who elected to have their votes applied in this manner.

If you do not vote, your shares will be voted by other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received.

Proxy cards and notices
If you received more than one proxy card, notice, or e-mail related to proxy materials, you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card. Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card, notice, or e-mail you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an e-mail with directions on how to access the proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 317-433-5112.

Vote tabulation
Votes are tabulated by an independent inspector of election, IVS Associates, Inc.

Attending the annual meeting
Attendance at the meeting will be limited to shareholders, those holding proxies from shareholders, and invited guests from the media and financial community. All shareholders as of the record date may attend by presenting the admission ticket that appears at the end of this proxy statement. Please fill it out and bring it with you to the meeting. The meeting will be held at the Lilly Center Auditorium. Please use the Lilly Center entrance to the south of the fountain at the intersection of Delaware and McCarty streets. You will need to pass through security, including a metal detector. Present your ticket to an usher at the meeting.

Parking will be available on a first-come, first-served basis in the garage indicated on the map at the end of this report. If you have questions about admittance or parking, you may call 317-433-5112 (prior to the annual meeting).

The 2016 annual meeting
The company’s 2016 annual meeting is currently scheduled for May 2, 2016.

Other Matters

Other information regarding the company’s proxy solicitation
We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail, but directors, officers, and other employees of the company may also solicit in person or by telephone, fax, or electronic mail. We have retained Georgeson Inc. to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and electronic mail. We expect that the fee for those services will not exceed $17,500 plus reimbursement of customary out-of-pocket expenses.

Section 16 (a) beneficial ownership reporting compliance
Under SEC rules, our directors and executive officers are required to file with the SEC reports of holdings and changes in beneficial ownership of company stock. We have reviewed copies of reports provided to the company, as well as other records and information. Based on that review, we concluded that all reports were timely filed, except that Jackson Tai amended his Form 3 in May 2014 to reflect his ownership of an additional 120 shares of company stock that were inadvertently excluded in the original filing.

By order of the Board of Directors,

James B. Lootens
Secretary
March 23, 2015

Appendix A - Summary of Adjustments Related to the Annual Bonus and Performance Award

Consistent with past practice, the Compensation Committee adjusted the reported financial results on which the 2014 annual bonus and the 2013-2014 Performance Awards were determined to eliminate the distorting effect of certain unusual items on year-over-year growth percentages. The adjustments are intended to:

•	align award payments with the underlying performance of the core business

•	avoid volatile, artificial inflation or deflation of awards due to unusual items in either the award year or the previous (comparator) year

•
eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments.

To assure the integrity of the adjustments, the Compensation Committee establishes adjustment guidelines at the beginning of the year. These guidelines are generally consistent with the company guidelines for reporting non-GAAP financial measure to the investment community, which are reviewed by the Audit Committee. The adjustments apply equally to income and expense items. The Compensation Committee reviews all adjustments and retains downward discretion, i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines.

Adjustments for 2014 Bonus Plan
For the 2014 bonus calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:

•	Eliminated the impact of the charge for an extra year of the U.S. Branded Prescription Drug Fee.

•
Eliminated the impact of the charges recognized for acquired in-process research and development related to collaboration agreements with Adocia, AstraZeneca UK Limited, Boehringer Ingelheim, and Immunocore Limited.

•	Eliminated the impact of significant asset impairments, restructuring and other special charges.

•	Eliminated the impact of gain related to transfer of our linagliptin and empagliflozin commercial rights in certain countries to Boehringer Ingelheim.

Additionally, when the Compensation Committee set 2014 bonus targets, the Lohmann Animal Health acquisition (which occurred in April 2014) was not contemplated. Accordingly, the committee adjusted the 2014 results to neutralize the expected revenue and EPS impact of the acquisition.

Reconciliations of these adjustments to our reported revenue are below.

(Dollars in millions)	2014
Revenue as reported	$19,616
Lohmann Animal Health acquisition adjustment	$(86)
Adjusted Non-GAAP Revenue	$19,530

Reconciliations of these adjustments to our reported EPS are below.

2014
EPS as reported	$2.23
Eliminate additional U.S. Drug Fee	$0.11
Eliminate IPR&D charges for acquisition and in-licensing transactions	$0.12
Eliminate asset impairments, restructuring and other special charges	$0.38
Eliminate gain related to transfer of commercial rights to Boehringer Ingelheim	$(0.06)
Non-GAAP EPS	$2.78
Lohmann Animal Health acquisition adjustment	$0.05
Adjusted Non-GAAP EPS	$2.83

Adjustments for 2013-2014 PA
For the 2013-2014 PA payout calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:

•	2014: Eliminated the impact of the charge for an extra year of the U.S. Branded Prescription Drug Fee.

•	2014 and 2013: Eliminated the impact of the charges recognized for acquired in-process research and development related to acquisitions and in-licensing transactions.

•	2014, 2013, and 2012: Eliminated the impact of significant asset impairments, restructuring and other special charges.

•	2014: Eliminated the impact of gain related to transfer of our linagliptin and empagliflozin commercial rights in certain countries to Boehringer Ingelheim.

•	2013 and 2012: Eliminated the impact of income received related to the termination of the exenatide collaboration with Amylin.

Additionally, when the Compensation Committee set 2013-2014 PA targets, the Lohmann Animal Health acquisition was not contemplated. Accordingly, the committee adjusted the 2014 results to neutralize the expected EPS impact of the acquisition.

Reconciliations of these adjustments to our reported EPS are below.

	2014	2013	% Growth 2014 vs. 2013	2012	% Growth 2013 vs. 2012
EPS as reported	$2.23	$4.32	(48.4)%	$3.66	18.0%
Eliminate IPR&D charges for acquisitions and in-licensing transactions	$0.12	$0.03		—
Eliminate asset impairments, restructuring and other special charges	$0.38	$0.08		$0.16
Eliminate additional U.S. Drug Fee	$0.11	_—_		—
Eliminate gain related to transfer of commercial rights to Boehringer Ingelheim	$(0.06)	—		—
Eliminate income from the termination of the exenatide collaboration with Amylin	—	$(0.29)		$(0.43)
Non-GAAP EPS	$2.78	$4.15	(33.0)%	$3.39	22.4%
Lohmann Animal Health Acquisition Adjustment	$0.05	—		—
Adjusted Non-GAAP EPS	$2.83	$4.15	(31.8)%	$3.39	22.4%
Numbers do not add due to rounding

Annual Meeting Admission Ticket

Eli Lilly and Company 2015 Annual Meeting of Shareholders
Monday, May 4, 2015
11:00 a.m. EDT
Lilly Center Auditorium
Lilly Corporate Center
Indianapolis, Indiana 46285
The top portion of this page will be required for admission to the meeting.
Please write your name and address in the space provided below and present this ticket when you enter the Lilly Center.
Doors open at 10:15 a.m.

Name

Address

City, State, and Zip Code

Parking Pass
Directions and Parking
From I-70 take Exit 79B; follow signs to McCarty Street. Turn right (east) on McCarty Street; go straight into Lilly Corporate Center. You will be directed to parking. Be sure to take the admission ticket (the top portion of this page) with you to the meeting and leave this parking pass on your dashboard.
Take the top portion of this page with you to the meeting.

Detach here
Eli Lilly and Company
Annual Meeting of Shareholders
May 4, 2015

Please place this identifier on the dashboard of your car as you enter Lilly Corporate Center so it can be clearly seen by security and parking personnel.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 4, 2015:
The Annual Report and Proxy Statement are available at http://www.lilly.com/pdf/lillyar2014.pdf

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M83311-P60947

The undersigned hereby appoints Messrs. M. J. Harrington, J. C. Lechleiter, and D. W. Rice, and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the reverse side of this card all the shares of common stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on February 27, 2015, at the annual meeting of shareholders to be held on May 4, 2015, at 11:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
This proxy is solicited on behalf of the board of directors.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

ELI LILLY AND COMPANY C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, May 3, 2015. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, May 3, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 4, 2015: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2014.pdf.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M83310-P60947	KEEP THIS PORTION FOR YOUR RECORDS
THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ELI LILLY AND COMPANY
The board of directors recommends you vote FOR items 1-3:

(1)	Election of directors, each for a three-year term.	For	Against	Abstain

	1a) K. Baicker	❑	❑	❑

	1b) J. E. Fyrwald	❑	❑	❑

	1c) E. R. Marram	❑	❑	❑

	1d) J. P. Tai	❑	❑	❑	For	Against	Abstain

(2)	Approve advisory vote on compensation paid to the company’s named executive officers.				❑	❑	❑
(3)	Ratification of the appointment by the audit committee of the board of directors of Ernst & Young LLP as principal independent auditor for 2015.				❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 4, 2015:
The Annual Report and Proxy Statement are available at http://www.lilly.com/pdf/lillyar2014.pdf

- - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -  -  - -

ESOP	M83313-P60947
The Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 27, 2015, at the Annual Meeting of Shareholders to be held on May 4, 2015 at 11:00 a.m. EDT, and at any adjournment thereof.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction pro rata (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the “undirected shares”), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

	Yes	No
Question 1: Check “no” only if you decline to have your vote applied pro rata to the undirected shares.	❑	❑
These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

NORTHERN TRUST, TRUSTEE C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Tuesday, April 28, 2015. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Tuesday, April 28, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return to IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801. Card must be received by April 28, 2015.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 4, 2015: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2014.pdf.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M83312-P60947	KEEP THIS PORTION FOR YOUR RECORDS
                         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -

ESOP	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
ELI LILLY AND COMPANY
The board of directors recommends you vote FOR items 1-3:

(1)	Election of directors, each for a three-year term.	For	Against	Abstain

	1a) K. Baicker	❑	❑	❑

	1b) J. E. Fyrwald	❑	❑	❑

	1c) E. R. Marram	❑	❑	❑

	1d) J. P. Tai	❑	❑	❑	For	Against	Abstain

(2)	Approve advisory vote on compensation paid to the company’s named executive officers.				❑	❑	❑
(3)	Ratification of the appointment by the audit committee of the board of directors of Ernst & Young LLP as principal independent auditor for 2015.				❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 4, 2015:
The Annual Report and Proxy Statement are available at http://www.lilly.com/pdf/lillyar2014.pdf

- - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -  -  - -

PAYSOP	M83315-P60947
The Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 27, 2015, at the Annual Meeting of Shareholders to be held on May 4, 2015 at 11:00 a.m. EDT, and at any adjournment thereof.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.
Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction pro rata (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the “undirected shares”), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

	Yes	No
Question 1: Check “no” only if you decline to have your vote applied pro rata to the undirected shares.	❑	❑
These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

NORTHERN TRUST, TRUSTEE C/O IVS, P.O. BOX 17149 WILMINGTON, DE 19885-9801
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Tuesday, April 28, 2015. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – (1-800-690-6903)
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Tuesday, April 28, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return to IVS Associates, Inc., P.O. Box 17149, Wilmington, DE 19885-9801. Card must be received by April 28, 2015.

Important notice regarding the availability of proxy material for the shareholder meeting to be held May 4, 2015: The annual report and proxy statement are available at http://www.lilly.com/pdf/lillyar2014.pdf.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M83314-P60947	KEEP THIS PORTION FOR YOUR RECORDS
                         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -

PAYSOP	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
ELI LILLY AND COMPANY
The board of directors recommends you vote FOR items 1-3:

(1)	Election of directors, each for a three-year term.	For	Against	Abstain

	1a) K. Baicker	❑	❑	❑

	1b) J. E. Fyrwald	❑	❑	❑

	1c) E. R. Marram	❑	❑	❑

	1d) J. P. Tai	❑	❑	❑	For	Against	Abstain

(2)	Approve advisory vote on compensation paid to the company’s named executive officers.				❑	❑	❑
(3)	Ratification of the appointment by the audit committee of the board of directors of Ernst & Young LLP as principal independent auditor for 2015.				❑	❑	❑

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date